                                                                   Exhibit 10.18

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



               DISTRIBUTION AND MARKETING COLLABORATION AGREEMENT

                                     between

                                   FOCAL, INC.

                                       and

                               GENZYME CORPORATION

                                October 21, 1999

                                TABLE OF CONTENTS

                                                                                                          PAGE

ARTICLE 1       DEFINITIONS.................................................................................1

ARTICLE 2       COLLABORATION COMMITTEE.....................................................................8
        2.1     COLLABORATION COMMITTEE.....................................................................8
        2.2     MEETINGS....................................................................................8
        2.3     SPECIFIC RESPONSIBILITIES OF THE COLLABORATION
                COMMITTEE...................................................................................9
        2.4     QUORUM; VOTING..............................................................................9

ARTICLE 3       DISTRIBUTION...............................................................................10
        3.1     APPOINTMENT OF GENZYME AS EXCLUSIVE DISTRIBUTOR............................................10
        3.2     LICENSE TO USE TRADEMARKS..................................................................11
        3.3     ACCEPTANCE OF APPOINTMENT..................................................................11
        3.4     FOCAL RETAINED RIGHTS......................................................................11
        3.5     NO SALES OUTSIDE THE TERRITORY.............................................................12

ARTICLE 4       PROMOTION AND SALE.........................................................................12
        4.1     SALES AND PROMOTIONAL EFFORTS AND PERSONNEL................................................12
        4.2     ANNUAL SALES PLANS, SALES REPORTS AND ANNUAL
                SALES FORECASTS............................................................................13
        4.3     INTERNAL AND EXTERNAL TRAINING.............................................................14
        4.4     ADVERTISING AND PROMOTIONAL MATERIALS......................................................15
        4.5     SYSTEM PACKAGING...........................................................................16
        4.6     MEDICAL CONFERENCES........................................................................17
        4.7     MEDICAL INQUIRIES..........................................................................17
        4.8     SALES ADMINISTRATION.......................................................................17
        4.9     PROMOTION AND MARKETING EXPENSES...........................................................17

ARTICLE 5       PRODUCT RESEARCH AND DEVELOPMENT, MANUFACTURING
                AND SERVICING..............................................................................18
        5.1     COLLABORATION COMMITTEE ROLE...............................................................18
        5.2     RESEARCH AND DEVELOPMENT...................................................................18
        5.3     MANUFACTURING..............................................................................18
        5.4     SUPPLY SHORTAGES...........................................................................18
        5.5     PASS-THROUGH WARRANTY AND SERVICE FOR REUSABLE
                PRODUCTS...................................................................................21
        5.6     GENERAL COMMERCIALIZATION ACTIVITIES.......................................................21
        5.7     RESPONSIBILITIES OF GENZYME................................................................22

ARTICLE 6       PRODUCT SUPPLY, FORECASTS, PURCHASE PRICE AND
                SHIPMENT...................................................................................22
        6.1     SUPPLY OF THE PRODUCTS.....................................................................22


                                       i

        6.2     DEMONSTRATION SYSTEMS......................................................................22
        6.3     ANNUAL SALES FORECASTS.....................................................................23
        6.4     PURCHASE MINIMUMS..........................................................................24
        6.5     PURCHASE ORDERS AND PROCEDURES.............................................................25
        6.6     PURCHASE PRICE.............................................................................25
        6.7     PAYMENT TERMS..............................................................................27
        6.8     FOCAL SHIPMENT.............................................................................28
        6.9     TITLE TO THE PRODUCTS......................................................................28
        6.10    TAXES......................................................................................28
        6.11    PRODUCT WARRANTY...........................................................................29
        6.12    QUALITY ASSURANCE; NONCONFORMING PRODUCTS..................................................30
        6.13    SPECIFICATIONS AND SYSTEM EXPIRATION.......................................................30
        6.14    RESALE PRICING.............................................................................31

ARTICLE 7       REGULATORY MATTERS.........................................................................31
        7.1     SYSTEM AND DISTRIBUTION APPROVALS..........................................................31
        7.2     POST MARKETING STUDIES.....................................................................31
        7.3     COMMUNICATION WITH REGULATORY AUTHORITIES..................................................31
        7.4     GOVERNMENTAL INSPECTIONS...................................................................32
        7.5     SYSTEM COMPLAINTS..........................................................................32
        7.6     POST MARKETING SURVEILLANCE................................................................32
        7.7     SYSTEM RECALLS.............................................................................32

ARTICLE 8       OWNERSHIP, CONFIDENTIALITY AND PUBLIC INFORMATION..........................................33
        8.1     OWNERSHIP..................................................................................33
        8.2     USE OF NON-CLINICAL AND CLINICAL DATA......................................................33
        8.3     CONFIDENTIALITY............................................................................33
        8.4     COVENANT NOT TO COMPETE....................................................................33
        8.5     PUBLIC DISCLOSURES.........................................................................34
        8.6     PUBLICATIONS...............................................................................34
        8.7     OTHER PARTIES..............................................................................34

ARTICLE 9       TRADEMARKS.................................................................................35
        9.1     TRADEMARK REGISTRATION.....................................................................35
        9.2     NO RIGHTS IN TRADEMARKS, TRADE NAMES, LOGOS OR
                DESIGNATIONS...............................................................................35
        9.3     TRADEMARKS AFTER TERMINATION OR EXPIRATION.................................................35

ARTICLE 10      PATENT AND TRADEMARK INDEMNIFICATION AND
                LITIGATION.................................................................................36
        10.1    PATENT AND TRADEMARK INDEMNITY.............................................................36
        10.2    LIMITATION OF INDEMNITY....................................................................36
        10.3    INFRINGEMENT BY THIRD PARTIES..............................................................37
        10.4    THIRD PARTY LICENSE AGREEMENTS.............................................................37

ARTICLE 11      TERM AND TERMINATION.......................................................................38
        11.1    INITIAL TERM...............................................................................38


                                       ii

        11.2    EXTENSION TERM.............................................................................38
        11.3    TERMINATION BY EITHER PARTY................................................................38
        11.4    TERMINATION BY GENZYME.....................................................................39
        11.5    TERMINATION BY FOCAL.......................................................................39
        11.6    TERMINATION BY FOCAL AND GENZYME...........................................................40

ARTICLE 12      ARIGHTS AND DUTIES UPON TERMINATION OR EXPIRATION..........................................40
        12.1    MONIES PAID OR DUE.........................................................................40
        12.2    TERMINATION OF DISTRIBUTION RIGHTS.........................................................40
        12.3    REMAINING SYSTEMS..........................................................................40
        12.4    TRANSFER OF APPROVALS AND TRANSITION ASSISTANCE............................................40
        12.5    SURVIVAL OF RIGHTS.........................................................................41
        12.6    RIGHTS NOT EXCLUSIVE.......................................................................41

ARTICLE 13      REPRESENTATIONS AND WARRANTIES; COVENANTS..................................................41
        13.1    AUTHORIZATION..............................................................................41
        13.2    INTELLECTUAL PROPERTY RIGHTS...............................................................42
        13.3    COMPLIANCE WITH APPLICABLE LAWS............................................................42

ARTICLE 14      INDEMNIFICATION, LIMITATION OF LIABILITY AND
                INSURANCE..................................................................................42
        14.1    INDEMNIFICATION BY GENZYME.................................................................42
        14.2    INDEMNIFICATION BY FOCAL...................................................................42
        14.3    CONDITIONS TO INDEMNIFICATION..............................................................42
        14.4    SETTLEMENTS................................................................................43
        14.5    LIMITATION OF LIABILITY....................................................................43
        14.6    INSURANCE..................................................................................43

ARTICLE 15      IMPROVEMENT PRODUCTS.......................................................................44
        15.1    IMPROVEMENT PRODUCTS.......................................................................44

ARTICLE 16      MISCELLANEOUS..............................................................................44
        16.1    FORCE MAJEURE; OTHER EVENTS................................................................44
        16.2    GOVERNING LAW..............................................................................45
        16.3    GOVERNMENTAL APPROVALS AND MODIFICATION BY
                LEGISLATION................................................................................45
        16.4    INJUNCTIVE RELIEF..........................................................................45
        16.5    DISPUTE RESOLUTION.........................................................................45
        16.6    SEVERABILITY AND CLAIMS....................................................................46
        16.7    ENTIRE AGREEMENT...........................................................................46
        16.8    AMENDMENT..................................................................................47
        16.9    NOTICES....................................................................................47
        16.10   BINDING EFFECT AND ASSIGNMENT..............................................................48
        16.11   HEADINGS AND REFERENCES....................................................................48
        16.12   NO AGENCY..................................................................................48
        16.13   COUNTERPARTS...............................................................................48

               DISTRIBUTION AND MARKETING COLLABORATION AGREEMENT

         Distribution and Marketing Collaboration Agreement (this "Agreement") made this 21st day of October, 1999, between Focal, Inc., a Delaware corporation ("Focal"), and Genzyme Corporation, a Massachusetts corporation ("Genzyme").

         WHEREAS, Focal develops, manufactures and markets synthetic, absorbable, liquid surgical wound-closure sealants based on Focal's proprietary polymer technology, including without limitation the FocalSeal(R)-L and FocalSeal(R)-S products;

         WHEREAS, Genzyme Surgical Products ("GSP"), a tracking stock division of Genzyme Corporation, is a leading medical products company with experience and skills in promoting, marketing and selling products for use within the Field (as hereafter defined), including biomaterials similar to the products developed, manufactured and marketed by Focal;

         WHEREAS, Genzyme, acting through GSP, desires to market, sell and distribute the Systems in the Territory for use in the Field following the issuance of applicable Regulatory Approvals (each hereafter defined); and

         WHEREAS, Focal and Genzyme are prepared to enter into a distribution and marketing collaboration agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Affiliate" shall mean any corporation, limited liability company, firm, partnership or other entity, whether de jure or de facto, which, at the time in question, is directly or indirectly owned by or controlled by, or under common control with, Focal or Genzyme, as the case may be. For the purposes of this definition, a party shall be deemed to have "control" if such party (a) owns, directly or indirectly, 50% or more of (i) the voting stock or shareholders' equity of a corporation, (ii) the partnership interests in a partnership, (iii) the membership interests in a limited liability company, or
(iv) in the case of any other entity, the right to receive 50% or more of either the profits or the assets upon dissolution, or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect more than 50% of the members of the governing body of the corporation, limited liability company or other entity.

         1.2 "Annual Sales Plan" shall have the meaning ascribed to it in
Section 4.2(a) of this Agreement.

         1.3 "Annual Sales Report" shall have the meaning ascribed to it in
Section 4.2(f) of this Agreement.

         1.4 "Annual Sales Forecast" shall have the meaning ascribed to it in
Section 6.3(a) of this Agreement.

         1.5 "Applicators" shall mean the devices, other than Light Sources, Light Wands and Lamp Modules, heretofore or hereafter used or developed for the delivery of the Sealants and the Primers in the Field, including but not limited to, syringes, syringe extensions, flow through brushes, plungers and other components.

         1.6 "Average Net Sales Price" shall mean, with respect to sales of each Product in a given country in the Territory during any applicable period, (i) the aggregate gross invoice price for each Product actually sold by Genzyme to Third Parties less, to the extent actually incurred, charged or credited to the Third Party and identified on the invoice or other documentation related to the sale, (ii) the sum of (a) trade or cash discounts, quantity discounts, rebates and other price reductions, (b) Product returns; provided, that no charge may be taken for the return by Third Parties of Obsolete Products without the approval of the Collaboration Committee, (c) bad debt write-offs, (d) packaging, shipping and other delivery charges (excluding any such charges included in Manufacturing Costs), (e) sales, value added, excise and other direct taxes, and (f) any losses or charges related to foreign currency exchange for Products purchased by Genzyme from Focal in Dollars and sold by Genzyme in a foreign currency, and the resulting difference between (i) and (ii) divided by (iii) the number of units of the relevant Product sold during the period. Average Net Sales Price shall be determined on a Product-by-Product basis and country-by-country basis. Average Net Sales Price shall be calculated in Dollars and if any payments are made to Genzyme by a Third Party in foreign currency, such payments shall be converted to Dollars at the rate and pursuant to the procedures determined by the Collaboration Committee.

         Average Net Sales Price shall not include sales between Genzyme and any of its Affiliates intended for resale; in such cases, the resale by such Affiliate shall be the sale included in the calculation of Average Net Sales Price. If the sale of any Product is associated, by contract or course of dealing, with the use or sale of one or more other products or services (a "Multiple Products Sale"), the Average Net Sales Price shall be calculated by the Collaboration Committee based upon a recommendation from Genzyme to the Collaboration Committee, and shall equal a fair and equitable allocation of all consideration received in connection with a Multiple Products Sale, considering the nature and economic value of each Product in the Multiple Products Sale, but the Average Net Sales Price shall not be less than the Average Net Sales Price for the Product sold alone (in similar quantities) during the calendar quarter during which such Multiple Product Sale occurs, and shall be subject to review and approval by the Collaboration Committee. Notwithstanding the foregoing, during the period commencing on the launch date of a System in a country within the Territory and ending on the last day of the first full calendar quarter following immediately thereafter, the Average Net Sales Price per unit shall equal Genzyme's estimate of the Average Net Sales Price.

         1.7 "Collaboration Committee" shall have the meaning ascribed to it in
Section 2.1 of this Agreement.

         1.8 "Commercial Know-How" shall mean all commercial trade secret information relating to commercialization of the Systems, and shall include without limitation, customer lists, Annual Sales Plans, surveys, sales call lists, market research, customer information, service information, marketing strategy, training materials, sales and marketing materials prepared by or on behalf of each party, and such other information in the possession of each party or its agents relating to advertising, marketing, promotion or commercial sale of the Systems.

         1.9 "Dollars" or "$" shall mean United States dollars.

         1.10 "Effective Date" shall mean the date as of which this Agreement is effective and shall be the date of this Agreement as first written above.

         1.11 "Extension Term" shall mean the period or periods, if any, during which the Initial Term is extended in accordance with Section 11.2 of this Agreement.

         1.12 "FDA" shall mean the United States Food and Drug Administration, and any successor agency with responsibilities comparable to the United States Food and Drug Administration.

         1.13 "Field" shall mean all surgical sealing performed during pulmonary, cardiovascular (including peripheral vascular), or gastrointestinal human surgical procedures (including open procedures and minimally invasive procedures, such as catheter based procedures) of air and fluid (including without limitation blood) leaks.

         1.14 "Focal" shall mean Focal, Inc. and its Affiliates.

         1.15 "Focal Indemnified Party" shall have the meaning ascribed to it in
Section 14.1 of this Agreement.

         1.16 "Focal Patent Rights" shall mean all Patent Rights which are owned or controlled by, in whole or in part, or licensed (with a right to sublicense) to, Focal, and in which now or hereafter Focal has the right to grant licenses or sublicenses, which generically or specifically claim (i) any Product or System, (ii) the process for manufacturing any Product or System, (iii) intermediates used in such manufacturing process for any Product or System, (iv) methods to formulate or deliver any Product or System, (v) use of any Product or System, or (vi) intermediates or any manufacturing process required or useful for the production of any Products or System.

         1.17 "Genzyme" shall mean Genzyme Corporation and its Affiliates.

         1.18 "Genzyme Indemnified Party" shall have the meaning ascribed to it in Section 14.2 of this Agreement.

         1.19 "GSP" shall mean Genzyme Surgical Products, a tracking stock division of Genzyme Corporation.

         1.20 "Improvement Product" shall mean any modification or variation of a Product for use in the Field that is conceived or developed for any of the following purposes or has any of the following consequences: (i) improves the Product's overall performance; (ii) reduces the Product's cost of materials, parts, production or manufacture; (iii) increases the Product's durability or continuous performance characteristics; (iv) increases or enhances the Product's marketability or commercial acceptance; (v) replaces or displaces the Product in any commercial market; or (vi) any modification or variations of a Product that competes or has the potential to compete with the related Product in the Field.

         1.21 "Initial Term" shall have the meaning ascribed to it in Section
11.1 of this Agreement.

         1.22 "Launch Plan" shall have the meaning ascribed to it in Section 4.2(a) of this Agreement.

         1.23 "Liability" shall have the meaning ascribed to it in Section 14.1 of this Agreement.

         1.24 "Lamp Modules" shall mean the device for use in the Field which is described on EXHIBIT A to this Agreement and which is intended for insertion into the Light Source.

         1.25 "Light Sources" shall mean the device for use in the Field described on EXHIBIT A to this Agreement and which is intended to be the source of light emission by the Light Wand.

         1.26 "Light Wands" shall mean the device for use in the Field described on EXHIBIT A to this Agreement and which is intended to emit the light generated by the Light Source for the purpose of illuminating the Sealant and completing the sealing process.

         1.27 "MAA" shall mean a marketing authorization application filed with the Regulatory Authority of a country within the Territory submitted to obtain Regulatory Approval, including without limitation, a "Premarket Approval Application" filed with the FDA.

         1.28 "Manufacturing Costs" shall mean the variable costs and fixed costs incurred by Focal (or in the case of Section 5.4 of this Agreement, by Genzyme) in manufacturing a Product and/or securing such Product from Third Party suppliers. For purposes of this definition, "variable costs" shall include the cost of labor directly involved in the production of a Product, raw materials, supplies and other resources directly consumed in the manufacture, manufacturing engineering, materials management, quality assurance, quality control, packaging, labeling, storage, warehousing and shipping of a Product. For purposes of this definition, "fixed costs" shall be deemed to include that portion of the cost of manufacturing-associated labor, facilities, utilities, insurance, equipment depreciation and other fixed costs directly related to the manufacture, quality assurance, quality control, packaging, labeling, storage, warehousing and shipping of a Product, allocated based upon the proportion of such costs directly attributable to the support or performance of the applicable activities or such other method of cost allocation as may be approved by the Collaboration Committee. For purposes of this definition, "manufacturing-associated labor" shall mean those persons directly providing services as part of the Product manufacturing process within the functional areas identified in the preceding sentence, and shall not include persons indirectly supporting the manufacturing process, including without limitation, persons working in the general management, finance, corporate development, legal, human resources, accounting, marketing, sales and customer service, and other similar areas.

         1.29 "Manufacturing Know-How" shall mean all information, techniques, inventions, discoveries, improvements, practices, methods, knowledge, skill, experience and other technology, whether or not patentable or copyrightable, and any copyrights based thereon, owned or controlled by Focal, or licensed to Focal (with a right to sublicense) relating to or necessary or useful for the production, purification, packaging, storage and transportation of Products or Systems, including without limitation specifications, acceptance criteria, manufacturing batch records, standard operating procedures, engineering plans, installation, operation and process qualification protocols for equipment, validation records, master files submitted to Regulatory Authorities, process validation reports, environmental monitoring processes, test data (including pharmacological, toxicological and clinical test data), cost data and employee training materials.

         1.30 "Manufacturing License" shall have the meaning ascribed to it in
Section 5.4(f) of this Agreement.

         1.31 "Monthly Sales Reports" shall have the meaning ascribed to it in
Section 4.2(c) of this Agreement.

         1.32 "Notified Party" shall have the meaning ascribed to it in Section
7.5 of this Agreement.

         1.33 "Notifying Party" shall have the meaning ascribed to it in Section
7.5 of this Agreement.

         1.34 "Obsolete Product" shall mean any Product that, at the time of return or proposed return by a customer, has a remaining shelf life that is less than 25% of the original shelf life of the Product as marked on the Product, or otherwise stated on the label or accompanying packaging.

         1.35 "Patent Rights" shall mean all United States and foreign patents and patent applications, and all continuations, continuations-in-part, divisions, reissues, reexaminations, renewals or extensions thereof.

         1.36 "Post Marketing Surveillance" or "PMS" shall have the meaning ascribed to it in Section 7.6 of this Agreement.

         1.37 "Primer" shall mean the synthetic, absorbable, surgical biomaterial for use in the Field described in EXHIBIT A to this Agreement heretofore or hereafter developed, manufactured and sold by Focal and which is intended for use in conjunction with the Sealant as part of the sealing process.

         1.38 "Product" shall mean each of the following: (a) Applicators, Light Sources, Lamp Modules, Light Wands, Primers and Sealants, (b) any other biomaterial, device or instrument for use in the Field which is determined by the Collaboration Committee to be a Product and to be subject to the terms of this Agreement, and (c) any Improvement Products.

         1.39 "Promotional Materials Expenses" shall mean the out-of-pocket expenditures paid by Focal and Genzyme to Third Parties for marketing and promotional materials for a System in accordance with the Launch Plans and Annual Sales Plans, but excluding training and educational materials utilized by Focal in performing its training obligations under this Agreement.

         1.40 "Proprietary Information" shall mean all information, including without limitation, proprietary information and materials (whether or not patentable) regarding a party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such information is disclosed by the disclosing party to the other party. Notwithstanding the foregoing, (a) all Focal Patent Rights and Technology shall constitute Proprietary Information, (b) all tracings and other information identifying persons or institutions to whom Genzyme sells Products or Systems shall constitute Proprietary Information; and (c) information which is orally, electronically or visually disclosed by a party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Proprietary Information of a party (i) if the disclosing party, within thirty
(30) days after such disclosure, delivers to the other party a written document or documents describing the information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (ii) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the parties pursuant to this Agreement.

         1.41 "Purchase Price" shall have the meaning ascribed to it in Section 6.6(a) of this Agreement.

         1.42 "Purchase Minimums" shall mean the Tier I Purchase Minimums and Tier II Purchase Minimums, individually or together.

         1.43 "Quality Systems Regulations" or "QSR" shall mean the FDA's Quality Systems Regulations, as promulgated under the United States Food, Drug and Cosmetic Act, as amended, and in effect during the term of this Agreement.

         1.44 "Regulatory Approval" shall mean, with respect to each country of the Territory and for a particular System, the final approval granted by a Regulatory Authority that is required lawfully, or is deemed by the Collaboration Committee to be necessary, to commercially sell a System for use in the Field within such country. Regulatory Approval shall not include pricing or reimbursement approval.

         1.45 "Regulatory Authority" shall mean, with respect to each country of the Territory, the medical regulatory authority that is the functional counterpart to the FDA and shall have the authority and jurisdiction to provide Regulatory Approval for the Systems.

         1.46 "Research and Development" shall mean scientific studies, pre-clinical, clinical and post-clinical research and development, including without limitation any post Regulatory Approval studies required as a condition to such Regulatory Approval, and other regulatory activities conducted in the Field and in the Territory and relating to the Products or Systems.

         1.47 "Scientific Know-How" shall mean all information and expertise known by Focal that relates to the Products or Systems, and shall include without limitation all chemical, pharmacological, toxicological, clinical, pharmacoeconomic data, assay, quality control and manufacturing data and any other scientific information and reagents relating to the Systems and useful or required for the Research and Development of the Systems that is known as of the Effective Date of this Agreement or developed after the date of this Agreement by Focal, and any item of scientific knowledge which is otherwise necessary or useful to make, use or sell the Systems.

         1.48 "Sealant" shall mean the synthetic, absorbable, surgical wound-closure sealant based upon and incorporating a hydrogel polymer in membrane, liquid, gel or other form heretofore or hereafter developed, manufactured and sold by Focal for use in the Field, currently known as the FocalSeal -Registered Trademark- -L and FocalSeal -Registered Trademark- -S Systems, as described more fully ON EXHIBit A.

         1.49 "Specifications" shall mean, with respect to any System, the specifications for the Product or System approved by any Regulatory Authority as part of the Regulatory Approval for the Product or System, as such specifications may be modified or supplemented from time to time to reflect modifications to such Regulatory Approvals. Such Specifications, and any modifications or supplements thereto, shall become a part of this Agreement and shall be attached as an exhibit hereof.

         1.50 "System" shall mean any single Product, or combination of Products, including packaging and package inserts, sold by Genzyme to Third Parties as a single product and as approved by the Collaboration Committee.

         1.51 "System Launch" shall mean the manufacturing, promotional, training, marketing and sales activities conducted prior to and following Regulatory Approval of a System in any country in the Territory in conjunction with the initial commercial introduction of such System.

         1.52 "Technology" shall mean Manufacturing Know-How, Scientific Know-How, Commercial Know-How and all other inventions, trade secrets, copyrights, know-how, data and other intellectual property of any kind which is necessary or useful to make, use or sell the Products or Systems, but not including Focal Patent Rights.

         1.53 "Territory" shall mean, collectively, the countries of the United States of America (including its territories and possessions), Canada and Mexico.

         1.54 "Third Party" shall mean any person other than a party (including its Affiliates) to this Agreement.

         1.55 "Tier I Purchase Minimums" and "Tier II Purchase Minimums" shall have the meanings ascribed to each term in Section 6.4(a) and 6.4(b), respectively, of this Agreement.

         1.56 "Trademark" means a trademark, including Focal -Registered Trademark- and FocalSeal -Registered Trademark-, and any variation or substitute mark thereof, proposed by Focal for use with the Systems in the Territory, whether such mark is proposed, pending, allowed or registered; provided, however, that using such variation or substitute mark shall be subject to Genzyme's approval, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, "Trademarks" shall not under any circumstances include trademarks of Genzyme used with the Systems in the Territory.

         1.57 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:

              DEFINITION                                  SECTION
              ----------                                  -------
              "ADR"                                       16.5(c)
              "Agreement"                                 Preamble
              "Assumed Obligation"                        3.1(b)
              "Claim"                                     16.6(c)
              "Cure Quarter"                              5.4(d)
              "Election Notice"                           5.4(d)
              "Performance Suspension Event"              16.1(b)
              "Genzyme Royalty"                           5.4(g)
              "Plans"                                     4.2(a)


                                       7

              "Provisional Payment"                       6.7(c)
              "Reduced Genzyme Royalty"                   5.4(h)(ii)
              "Reusable Products"                         5.5(a)
              "SOP"                                       7.7
              "Shortfall Products"                        5.4(c)
              "Shortfall Units"                           5.4(c)
              "Stock Purchase Agreement"                  11.5(a)
              "Suspension Request"                        16.1(b)
              "Third Party License Agreements"            10.4(a)
              "Transitional Costs"                        5.4(h)(i)

                                   ARTICLE 2

                             COLLABORATION COMMITTEE

         2.1 COLLABORATION COMMITTEE. Promptly after the Effective Date, the parties shall establish a committee with the duties and responsibilities set forth in this Agreement that shall be comprised of personnel from Focal and Genzyme (the "Collaboration Committee"). The Collaboration Committee shall include four (4) voting members, two (2) of whom shall be appointed by Genzyme and two (2) of whom shall be appointed by Focal. Each party shall make its designation of its initial representatives not later than fifteen (15) days after the Effective Date. Each party shall use reasonable efforts to designate as its representatives, individuals that shall have the requisite experience and knowledge to oversee the commercialization activities contemplated by this Agreement. Vacancies on the Collaboration Committee shall be filled within ten
(10) days after the date such vacancy occurs. In addition, each party may designate any number of additional persons to serve as advisors to the Collaboration Committee. Each party shall designate its members to the Collaboration Committee, and shall notify the other party in writing each time it permanently replaces and appoints a new designated member. If a member of the Collaboration Committee is unable to attend a meeting, the party that appointed such member may designate a substitute to participate in lieu of the absent member. One member of the Collaboration Committee shall be elected by the Collaboration Committee to serve as its Chairman for any term approved by the Collaboration Committee. The Chairman shall preside at all meetings of the Collaboration Committee, shall prepare the agenda for each meeting, shall cause minutes of each meeting to be taken and shall maintain the records of the Collaboration Committee. There shall be no limit on the number of alternate or successive terms that a member may serve as Chairman.

         2.2 MEETINGS. The Collaboration Committee shall meet periodically at such times and places as it may select but, in any event, it shall meet (i) within thirty (30) days after the Effective Date, and (ii) at least once each quarter during each calendar year. If the Collaboration Committee does not determine to meet elsewhere, its meetings shall alternate locations between the offices of Focal in Lexington, MA and Genzyme in Cambridge, MA, with the first meeting to be held at Focal's offices. The Collaboration

Committee may meet in person or by video- or tele- conferencing, and individual members may participate in any of the foregoing ways. All costs of participation by each member in the activities of the Collaboration Committee shall be borne by the party appointing such member.

         2.3 SPECIFIC RESPONSIBILITIES OF THE COLLABORATION COMMITTEE. The Collaboration Committee shall coordinate matters relating to the commercialization of the Products and the activities of Focal and Genzyme in the Territory, and in connection therewith the Collaboration Committee shall be responsible for:

             (a) developing and approving an overall strategy for the marketing, promotion and sale of the Systems in the Territory;

             (b) reviewing and approving the Launch Plans and Annual Sales Plans submitted by Focal and Genzyme, approving the number of units of Products to be furnished by Focal to Genzyme for demonstration purposes in connection with the launch of a System and each year thereafter, and approving the plans for representation of the Systems at major surgical conferences and meetings in the Territory;

             (c) providing advice to Focal on its Research and Development activities and its manufacturing activities,

             (d) reviewing and approving the methods of calculating Manufacturing Costs and Average Net Sales Price, and based on such calculations establishing the Purchase Price for the Products;

             (e) reviewing and approving Genzyme's calculation of the Genzyme Royalty, the Reduced Genzyme Royalty and Transitional Costs (each as defined in
Section 5.4(g) or (h) of this Agreement);

             (f) reviewing and approving the Annual Sales Forecasts and the Annual Purchase Minimums for each Product;

             (g) developing and approving procedures for the coordination of activities among the parties to achieve efficient regulatory compliance practices with respect to the Systems in the Territory;

             (h) reviewing and approving Genzyme's appointment of sub-distributors for the Systems within the Territory;

             (i) at the request of either Party, determining whether a product or potential product is an Improvement Product; and

             (j) performing such other functions as are specified in this Agreement or as the parties may decide are appropriate to further the commercial success of the Systems in the Territory and the purposes of this Agreement, including the periodic evaluation of actual performance against performance objectives.

         2.4 QUORUM; VOTING. The presence of all four (4) voting members, shall constitute a quorum for purposes of consideration and action by the Collaboration Committee. Each member (including the

Chairman) shall have one vote on all matters requiring a vote, and whenever action is to be taken to approve any matter requiring the authorization or approval of the Collaboration Committee, a unanimous vote of all four (4) members of the Collaboration Committee shall be required to approve or authorize such matters. The Collaboration Committee may take any action, including providing its approval for any matter, by means of a written consent signed by each of the four (4) members of the Collaboration Committee. For matters as to which the Collaboration Committee is to review and provide advice (rather than take action or make a determination), a quorum shall not be required and advice shall be determined by a consensus of all participating members of the Collaboration Committee, so long as at least one designee of each of Genzyme and Focal shall be present and participating. If the Collaboration Committee is unable to obtain the vote required to approve, or take other action on, any matter requiring a vote, or if any member of the Collaboration Committee wishes to contest a deadlock, then the matter may be approved or settled in accordance with Section 16.5, and any requirement for approval by the Collaboration Committee under this Agreement shall be satisfied by action in accordance with
Section 16.5. Meetings of the Collaboration Committee may be adjourned and reconvened if a quorum is not present.

                                   ARTICLE 3

                                  DISTRIBUTION

         3.1 APPOINTMENT OF GENZYME AS EXCLUSIVE DISTRIBUTOR.

             (a) Focal hereby appoints Genzyme as its exclusive distributor during the Initial Term (and any Extension Term) to promote, sell and distribute the Systems for use in the Field within the Territory, subject to the co-promotion rights retained by Focal in the Territory pursuant to Section 3.4 of this Agreement.

             (b) Genzyme shall be entitled to appoint Third Parties to act as wholesalers or sub-distributors of the Systems to promote, market and sell the Systems in the Territory; provided, that (i) any appointment shall be subject to the approval of the Collaboration Committee, and (ii) Genzyme shall cause such Third Party as a condition to such appointment to (A) assume as its direct obligation the obligations of Genzyme as set forth in Sections 3.2 through 3.5 (inclusive), Sections 7.4 through 7.7 (inclusive), Article 8, Section 6.11,
Section 9.2, Article 14 (except Section 14.2) and Section 16.2, (the "Assumed Obligations"), and (B) agree that Focal shall be a third party beneficiary of the provisions relating to the Assumed Obligations and shall have the right to enforce the Assumed Obligations directly against such Third Party. Genzyme shall use reasonable commercial efforts to monitor and compel compliance by such Third Party with such Assumed Obligations, and will provide to Focal prompt written notice of any breach by such Third Party of an Assumed Obligation. Genzyme shall thereafter use reasonable commercial efforts to compel such Third Party to cure the breach of its Assumed Obligation(s) and if such breach is not cured within thirty (30) days of the date Genzyme first provides written notice to Focal (or such additional reasonable period of time if the breach is not capable of being cured within thirty (30) days, which period shall in no event be longer than an additional thirty (30) days), then Genzyme shall notify Focal of such failure to cure. Focal shall then have the right to enforce the Assumed Obligations directly against the Third Party. If Focal waives such right to enforce the Assumed Obligations, then Genzyme will determine an appropriate further course of action, which may include termination of the agreement or arrangement between Genzyme and such Third Party. Focal shall not have any obligations to such Third Parties except under Article 8 and Article 14 (except

Section 14.1). The foregoing provisions are not intended to relieve Genzyme of its obligation to comply with the provisions encompassing the Assumed Obligations in other parts of the Territory, nor shall any such appointment of a wholesaler or sub-distributor relieve or modify any obligations (other than the Assumed Obligations) of Genzyme under this Agreement, including but not limited to its obligations under Sections 3.2, 3.3, 3.4, 3.5 and 6.4 hereof.

         3.2 LICENSE TO USE TRADEMARKS. Focal hereby grants a co-exclusive license to Genzyme, with the right to grant a sublicense to Third Parties pursuant to the terms of Section 3.1(b), to use the Trademarks solely for use in connection with the promotion, marketing, sale and distribution of the Systems in the Field and in the Territory during the term of this Agreement. Genzyme's use (and each Third Party sublicensee's use) of the Trademarks shall be in a manner reasonably approved by Focal, and limited to the extent necessary or useful for the activities of Genzyme contemplated under this Agreement.

         3.3 ACCEPTANCE OF APPOINTMENT. Genzyme hereby agrees to serve as Focal's exclusive distributor of the Systems in the Field within the Territory during the Initial Term and any Extension Term, and to use its reasonable commercial efforts to diligently promote, market, sell and distribute the Systems throughout the Territory in accordance with the terms of this Agreement.

         3.4 FOCAL RETAINED RIGHTS.

             (a) Focal shall have the right to co-promote the Systems for use in the Field and within the Territory. The co-promotion activities of the parties shall be conducted in accordance with policies and procedures established by the Collaboration Committee based upon the Co-Promotion Guidelines attached hereto as EXHIBIT B; PROVIDED THAT the polices and procedures established by the Collaboration Committee shall meet or exceed the guidelines for performance criteria established in the Co-Promotion Guidelines. The Co-Promotion Guidelines attached hereto as EXHIBIT B shall remain in effect until the Collaboration Committee shall agree to revise or modify such Co-Promotion Guidelines and, thereafter, the Co-Promotion Guidelines, as so amended or revised, shall remain in effect until further amended or revised Co-Promotion Guidelines are adopted by the Collaboration Committee. Any such amended or revised Co-Promotion Guidelines adopted by the Collaboration Committee from time to time shall be designated as such and shall be deemed to be attached as an exhibit to this Agreement and made a part hereof. Notwithstanding the foregoing, no revision or modification to the Co-Promotion Guidelines may be adopted that grants to Focal the right to sell the Systems in the Field within the Territory unless each party has received an opinion from legal counsel that the granting of such rights is legally permissible within the Territory.

             (b) Except as specifically provided in this Agreement, no rights or licenses with respect to the Patent Rights, Trademarks, Commercial Know-How, Scientific Know-How or other technical information or other proprietary rights are granted or deemed granted by Focal to Genzyme hereunder or in connection herewith; provided, that the foregoing shall not affect Genzyme's right under this Agreement to use, market and resell the Systems purchased from Focal.

             (c) Except as specifically provided in this Agreement, Focal and Third Parties receiving grants of licenses or other rights from Focal with respect to the Systems or Trademarks, retain all rights therein in the Territory not expressly granted to Genzyme under this Agreement. In particular, (i) notwithstanding the distribution rights granted to Genzyme under Section 3.1, Focal and Third Parties receiving grants of licenses or other rights from Focal with respect to the Systems or Trademarks, shall retain both during and after the Initial Term and any Extension Term, the right (A) to promote, market and sell the Products and Systems (1) outside of the Field within the Territory and (2) outside and inside the Field outside of the Territory, (B) to conduct Research and Development activities, and (C) to otherwise examine and consider business opportunities with respect to the Systems and (ii) Focal shall retain the right to research, develop, market, distribute and sell any products outside the Field and both outside and within the Territory for (A) the prophylaxis, treatment and/or inhibition of restenosis and/or stenosis, (B) any intraoperative use of any product for the prevention of surgical adhesions, (C) for the sealing of leaks after either spinal or cranial neurosurgery and (D) the coating of medical devices during or as part of their manufacture.

         3.5 NO SALES OUTSIDE THE TERRITORY. Genzyme expressly agrees not to make sales of the Systems outside the Territory. Genzyme shall not sell the Systems to a Third Party which it knows is actively soliciting resale of the Systems outside the Territory. In the event that a Focal licensee or distributor for an area outside the Territory is selling the Systems for use in the Field in the Territory, Focal shall use its reasonable commercial efforts, consistent with applicable law, to stop such licensee or distributor from selling the Systems for use in the Field in the Territory. Focal warrants that no distributor (other than Genzyme) or licensee is entitled to sell the Systems for use in the Field in the Territory.

                                   ARTICLE 4

                               PROMOTION AND SALE

         4.1 SALES AND PROMOTIONAL EFFORTS AND PERSONNEL.

             (a) Genzyme shall establish the promotion and sale of the Systems, and Focal shall establish the promotion of the Systems, as important corporate priorities of GSP and Focal, respectively, and unless otherwise specified in this Agreement, each party shall at their expense devote appropriate resources and shall use their reasonable commercial efforts to diligently promote sales of the Systems for use in the Field throughout the Territory.

             (b) Genzyme and Focal agree, subject to and to the extent permitted by Regulatory Authorities and subject to Focal's obtaining the required Regulatory Approvals, to commence in all material respects activities relating to the promotion and sale of Systems in accordance with this Agreement immediately after the Effective Date. Focal shall make available to Genzyme quantities of the Products in accordance with Sections 6.1 and 6.2 of this Agreement to support such activities.

             (c) To fulfill their respective obligations under this Agreement, Genzyme and Focal shall each establish and maintain a sales and promotional group (in the case of Genzyme) and promotional group (in the case of Focal), which may include Third Parties as permitted under this Agreement, for the promotion and selling of the Systems in the Territory sufficient to perform their respective obligations under this Agreement and to carry out their respective responsibilities under the Annual Sales Plans as approved by the Collaboration Committee. Genzyme and Focal shall each dedicate on a full or part-time basis not less than the number of sales representatives (in the case of Genzyme), product specialists (in the case of Focal) and other marketing, promotion, sales, administrative, repair and Systems support personnel identified in the Co-Promotion Guidelines or the

Annual Sales Plans to the promotion and sale of the Systems. Each party shall be solely responsible for the hiring, compensation, management, supervision and evaluation of its personnel.

             (d) If either party believes that the other party is not promoting the Systems in accordance with the Annual Sales Plans approved by the Collaboration Committee or the terms of this Agreement (including, in particular, the provisions of this Article 4), such party shall bring such concerns to the Collaboration Committee, and any disputes with respect to efforts of the other party shall be resolved by the Collaboration Committee, and, if not resolved to the reasonable satisfaction of Focal and Genzyme in that forum, in accordance with Section 16.5 hereof.

         4.2 ANNUAL SALES PLANS, SALES REPORTS AND ANNUAL SALES FORECASTS.

             (a) Focal and Genzyme shall jointly prepare and submit to the Collaboration Committee (i) within 90 days after the Effective Date of this Agreement a detailed plan for promotional, marketing and sales activities to be conducted for the System Launch of the FocalSeal(R)-L System in the United States (the System Launch plan for the FocalSeal(R)-L System in the United States, and the System Launch plan for any other System in any country within the Territory, a "Launch Plan") in accordance with the Co-Promotion Guidelines attached hereto as EXHIBIT B, as subsequently amended or revised from time to time in accordance with Section 3.4(a) hereof, and (ii) prior to September 30th of each calendar year during the Initial Term and any Extension Term a reasonably detailed marketing and sales plan (the "Annual Sales Plan") for the following year for all Systems that have received Regulatory Approval, including as part of the Annual Sales Plan, one or more Launch Plans for any System for which Regulatory Approval is reasonably anticipated to be received during the following year (the Annual Sales Plans and the Launch Plans, collectively, the "Plans"). Each Annual Sales Plan shall be designed to optimize commercialization of the System for use in the Field within the Territory, and among other provisions, shall include (i) a detailed report of the prior year's promotion and marketing activities and sales results, including annualized information with respect to the data furnished in the Monthly Sales Reports described in
Section 4.2(c), (ii) information concerning promotional, training and marketing activities planned for the next year, (iii) the Annual Sales Forecasts for the next year as described in Section 6.3(a), (iv) a detailed budget for the next year that includes an estimate of the aggregate and per unit Manufacturing Costs for each Product and the estimated promotional and selling expenses for each of the Systems, and the aggregate amount of Promotional Materials Expenses projected for each party, and (v) a description of specific responsibilities and duties to be performed by Focal and Genzyme during the next year in addition to the activities required under this Agreement.

             (b) The Collaboration Committee shall review the Plans and shall provide comments and suggestions to Focal and Genzyme. If either party does not agree with or accept the comments or suggestions of the Collaboration Committee, such party may request a meeting of the Collaboration Committee to discuss such objections. When the parties and the Collaboration Committee have reached agreement, the Plans shall be relied upon as the guidelines for the marketing, sale and development of the Systems in the Territory during the applicable year. Until the parties and the Collaboration Committee reach an agreement on a Plan, the Plan submitted by Focal and Genzyme to the Collaboration Committee for the previous year shall be relied upon for the applicable year.

             (c) Not later than the 20th day of each month in which sales occur, Genzyme shall submit to the Collaboration Committee a monthly report for the preceding month period (the "Monthly Sales Reports"). The Monthly Sales Reports, which shall be stated in Dollars, shall include the following information with respect to the preceding month: (i) the unit volumes and the Dollar amount of purchases of each of the Products purchased by Genzyme from Focal, (ii) the unit volumes and the aggregate Dollar amount of resales of each of the Systems sold by Genzyme to Third Parties in each of the countries within the Territory, and (iii) the identity of Third Parties that purchased the Systems and the amount of such purchases, sorted in a manner reasonably determined by the Collaboration Committee. Not later than the 15th day of each month in which sales occur, Focal shall provide Genzyme with a report regarding its promotional activities during the preceding month containing such information as Genzyme shall reasonably request. To the extent appropriate, Genzyme shall incorporate such information into the Monthly Sales Reports.

             (d) The Monthly Sales Report submitted to the Collaboration Committee in January, April, July and October of each calendar year shall include a calculation of the Average Net Sales Price for the preceding calendar quarter in accordance with Section 6.6(b) of this Agreement.

             (e) The Monthly Sales Report submitted to the Collaboration Committee in September of each calendar year shall include the proposed Annual Sales Forecast for the next calendar year in accordance with Section 6.3(a) of this Agreement.

             (f) Not later than January 30th of each calendar year, Genzyme and Focal shall submit to the Collaboration Committee an annual report for the preceding 12 month period (each referred to as the "Annual Sales Report"). Each Annual Sales Report shall include the following information with respect to the preceding twelve (12) month period: (i) the unit volumes and the Dollar amount of purchases of each of the Products purchased by Genzyme from Focal, (ii) the unit volumes and the Dollar amount of resales of each of the Systems sold by Genzyme to Third Parties in each of the countries within the Territory, (iii) the unit volumes and the Dollar amount of inventory levels of Products maintained by Genzyme as of December 31st of the preceding year, (iv) the Average Net Sales Price for each of the Products in each of the countries of the Territory, (v) a comparison of the actual Manufacturing Costs, promotional and selling expenses and Promotional Materials Expenses to the estimates of the same contained in the Annual Sales Plan and (vi) customer payment history on an account-by-account basis. In addition, the Annual Sales Report shall contain such other information concerning the promotional and marketing activities of Focal and Genzyme as may be reasonably requested by the Collaboration Committee.

         4.3 INTERNAL AND EXTERNAL TRAINING.

             (a) Genzyme and Focal at all times shall ensure that their respective sales and promotion groups and other employees or contractors who may be involved in meeting their respective obligations under this Agreement are fully trained with respect to the Systems. To satisfy this requirement, and subject to review by the Collaboration Committee, Genzyme and Focal, at their cost and expense (unless otherwise provided in Section 4.3), shall develop and provide, from time to time, general sales and promotion training, Field specific sales and promotion training and System-specific sales and promotion training to their sales and promotion groups and other employees or contractors who may be involved in meeting their respective obligations under this Agreement.

             (b) In connection with the System Launch of the FocalSeal -Registeres Trademark- -L System in the United States and in addition to the training to be furnished by Focal under Section 4.3(c) of this Agreement, Focal, at its sole cost and expense, shall provide System-specific training at dates and times reasonably

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

requested by Genzyme to Genzyme's sales representatives at the offices of Focal in Lexington, MA and at the offices of Genzyme in Cambridge, Framingham or Fall River, MA. All of Genzyme's out-of-pocket expenses in sending its sales representatives to participate in Focal assisted training (including transportation, lodging, food and translation costs) shall be borne by Genzyme.

             (c) During each calendar year following the System Launch of the FocalSeal -Registered Trademark- -L System in the United States, Focal shall provide System-specific training at dates and times reasonably requested by Genzyme to Genzyme's sales representatives and to Third Parties at locations other than the Focal offices in Lexington, MA or Genzyme's offices in Cambridge, Framingham or Fall River, MA. Focal shall be responsible for the aggregate cost of providing knowledgeable and experienced trainers to conduct such training for up to [**] days each calendar year, and for eligible out-of-pocket expenses incurred in furnishing such training up to [**] each calendar year. Genzyme shall be obligated to reimburse Focal for the reasonable cost of trainers and eligible out-of-pocket expenses in excess of such amounts. "Eligible out-of-pocket expenses" shall be expenses incurred and actually paid in conformance with travel and entertainment policies reasonably established by Genzyme and generally applicable to the Genzyme sales force.

             (d) As part of such training assistance, Focal shall supply, at its cost, the sample Systems used during such training and reasonable quantities of System training materials. Focal shall provide Genzyme with a copy of all training materials for review and comment prior to use, and Focal shall accommodate all reasonable comments suggested by Genzyme in a timely manner. Genzyme may copy any training materials or methods provided or utilized by Focal for future training programs to be conducted by Genzyme. In addition to participating in training programs, Focal shall assist Genzyme in continuing medical education programs for Third Party users of the Systems by providing to Genzyme appropriate medical, clinical and scientific information as it becomes available to Focal.

         4.4 ADVERTISING AND PROMOTIONAL MATERIALS.

             (a) Genzyme shall be responsible for the form and content of all marketing and promotional materials related to the Systems for use in the Territory; provided, that all marketing and promotional materials shall be reviewed in advance and approved by Focal for purposes of determining compliance with the requirements of the applicable Regulatory Authorities. To the extent reasonably requested by Genzyme, Focal shall (i) create, design, develop and prepare such materials ("design activities"), and (ii) produce and deliver to Genzyme a sufficient supply of promotional materials for use within the Territory to meet Genzyme's reasonable promotional needs ("production activities"). Prior to commencing any design activities or production activities for materials to be used in the Territory, Focal shall present such plans or materials to Genzyme for review and approval. To the extent permitted under its agreements with Third Parties, Focal agrees to furnish to Genzyme copies of all marketing and promotional materials for the Systems prepared by Focal or by Third Parties selling the Systems outside of the Territory, and to permit Genzyme to adopt and use such marketing and promotional materials within the Territory.

             (b) With respect to written and visual promotional or educational materials, Focal shall be presented and described as the party that developed and manufactured the Systems, and with

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

equal size and prominence Genzyme shall be presented and described as the exclusive distributor of the Systems in the Field and within the Territory. As permitted by applicable laws and regulations, all documentary information, promotional material and oral presentations (where practical) promoting the Systems in the Territory shall display the trade names, logos and trade dress of the Systems in a manner that promotes the Systems and each of the parties in an appropriate manner in accordance with this Agreement. Focal agrees to provide Genzyme with promotional materials in English, French and Spanish for use in the Territory.

             (c) Subject to Section 4.4(d) of this Agreement, aggregate Promotional Materials Expenses for design activities up to [**] incurred by Focal in connection with the System Launch of the FocalSeal -Registered Trademark- -L System in the United States shall be borne solely by Focal. All Promotional Materials Expenses for design activities related to the System Launch of the FocalSeal(R)-L System in the United States in excess of [**] shall be allocated among the parties based upon a determination to be made by the Collaboration Committee. For each year commencing with the calendar year immediately following the year the FocalSeal -Registered Trademark- -L System is launched in the United States, Focal shall be responsible for up to the first [**] (as adjusted to reflect changes in the U.S. Producer Price Index or other similar measure of price increases in the United States) of aggregate Promotional Materials Expenses incurred by the parties for design activities. All Promotional Materials Expenses for design activities in excess of such annual limit shall be allocated among the parties based upon a determination to be made by the Collaboration Committee. For all Promotional Materials Expenses incurred by the parties for production activities in connection with the System Launch of the FocalSeal -Registered Trademark- -L System in the United States and thereafter during each year following the System Launch, Focal shall be responsible for [**] and Genzyme shall be responsible for [**] of the aggregate Promotional Materials Expenses.

             (d) Estimates of the projected annual Promotional Materials Expenses shall be included in the Annual Sales Plan. If Genzyme elects to obtain some or all of the promotional materials from Third Parties, subject to approval by the Collaboration Committee, which approval shall not be unreasonably withheld, each party shall reimburse the other party to the extent necessary in accordance with the allocations set forth in Section 4.4(c) of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Promotional Materials Expenses incurred by either party in excess of 110% of the amounts projected for such party as set forth in the Launch Plan or any Annual Sales Plan, or as otherwise permitted by action of the Collaboration Committee, shall not be eligible for reimbursement and shall be borne solely by the party incurring such excess expenses.

         4.5 SYSTEM PACKAGING. The System shall be promoted, marketed and sold under brand names selected by Genzyme and approved by the Collaboration Committee (including without limitation the FocalSeal -Registered Trademark- -L and FocalSeal -Registered Trademark- -S brand names), which approval shall not be unreasonably withheld or delayed, PROVIDED THAT any incremental expenses associated with the use of a brand name other than FocalSeal -Registered Trademark- -L and FocalSeal -Registered Trademark- -S shall be borne by Genzyme. The packaging and inserts, and all sales and promotional materials, for the Systems shall identify both parties with equal prominence, and shall bear both the Focal name, trademarks and logo and the Genzyme name, trademark and logo in equal size and prominence, designating Focal as the developer and manufacturer of the Systems and Genzyme as the exclusive distributor of the Systems in the Territory in the Field. Focal agrees that it will not create a trade dress for any Systems intended for sale outside of the Territory that is not, at its cost and expense, easily distinguishable at first glance from Systems intended for sale within the Territory.

         4.6 MEDICAL CONFERENCES. Focal and Genzyme shall participate annually at all major pulmonary, cardiovascular, gastrointestinal and other medical conferences, meetings, symposia and trade shows within the Field and held within the Territory reasonably determined by the Collaboration Committee to be important to the promotion and sale of the Systems including, but not limited to, the regular meetings of the American Association of Thoracic Surgeons, the Society of Thoracic Surgeons, the American College of Surgeons, the General Thoracic Surgical Club and the American Society of Colorectal Surgery, and other similar meetings. As reasonably determined by the Collaboration Committee, participation by Focal at such meetings shall include, but shall not be limited to, making available to Genzyme experienced and knowledgeable Focal representatives trained with respect to the Systems who shall work within Genzyme's exhibition space for a substantial portion of such meetings to promote the Systems. Focal shall not charge Genzyme for the cost of its representatives attending and participating at such meetings and the time expended by Focal's representatives shall not be considered a training activity under Section 4.3 of this Agreement. Focal shall be entitled to receive reimbursement for reasonable out-of-pocket expenses incurred by its representatives who attend such meetings solely to provide assistance to Genzyme within its exhibition space.

         4.7 MEDICAL INQUIRIES. Genzyme shall have responsibility for the preparation and distribution of correspondence and information to physicians in the Territory relating to the Systems in the Field; provided, that upon the reasonable request of Genzyme, Focal shall, at its own cost and expense, provide assistance to Genzyme in meeting this obligation. Genzyme will keep such records as shall be necessary to document physician inquiries in compliance with applicable regulatory requirements. Except in the case of medical emergency, Genzyme will refer all questions relating to the Systems raised by physicians in the Territory to Focal for its response. Genzyme shall have the right to refer medical inquiries to Focal if Genzyme does not have the requisite Systems-related medical expertise to respond to such inquiries. In such event, Focal shall be responsible for responding to such inquiries and Focal personnel shall have direct access to the inquiring physicians. At the request of Genzyme, Focal shall cooperate with Genzyme to develop jointly form response letters which contain information responding to the most frequent or routine questions received regarding the Systems.

         4.8 SALES ADMINISTRATION. Genzyme, at its cost and expense, shall be responsible for handling all matters directly related to System sales administration, including without limitation, originating and confirming System orders, working with Focal to track the status of System shipments, preparing and delivering System invoices, processing and collecting outstanding receivables on System sales to Third Parties, answering System inquiries and otherwise performing clerical and bookkeeping functions associated with such activities. Focal shall cooperate with Genzyme in carrying out these duties, and upon Genzyme's request, shall provide such assistance as may be reasonably requested.

         4.9 PROMOTION AND MARKETING EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred by Focal or Genzyme in distributing, promoting and, solely in the case of Genzyme, selling a System in the Territory in accordance with the terms of this Agreement shall be borne by the party incurring such expenses.

                                   ARTICLE 5

                        PRODUCT RESEARCH AND DEVELOPMENT,
                           MANUFACTURING AND SERVICING

         5.1 COLLABORATION COMMITTEE ROLE. At least once each calendar quarter during the term of this Agreement, Focal shall present a report to the Collaboration Committee regarding Research and Development and Product manufacturing and warranty servicing that may have an effect on the commercialization of the Systems for use in the Field within the Territory. The views, if any, expressed by members of the Collaboration Committee shall be advisory, and Focal shall be under no obligation to consider or to act on such views, except with respect to action that is taken by the Collaboration Committee on matters expressly within the authority granted to the Collaboration Committee under this Agreement.

         5.2 RESEARCH AND DEVELOPMENT. Focal shall be responsible for conducting any Research and Development activities that it determines, in its sole discretion acting in good faith, to be necessary or advisable to commercialize the Systems for sale for use in the Field in the Territory as contemplated by this Agreement, including without limitation any Research and Development activities that it determines are necessary or advisable to develop product enhancements or improvements necessary to maintain the competitiveness of the Systems in the Territory. Although Focal shall have the sole responsibility for conducting such activities, Focal shall give adequate and due consideration to Genzyme's concerns in connection with such process. The parties acknowledge that Focal shall have the right, subject to the limitations set forth in this Agreement, to conduct any and all additional Research and Development activities, including clinical studies, relating to the Systems or other products that Focal desires to conduct for uses outside the Field and/or outside of the Territory.

         5.3 MANUFACTURING. Focal shall manufacture, or shall obtain from Third Party suppliers, the Products for sale to Genzyme and for subsequent resale by Genzyme to Third Parties exclusively in the Territory. All Products sold to Genzyme shall be supplied in a finished form and shall be incorporated into packaging that is suitable for delivery to Third Parties.

         5.4 SUPPLY SHORTAGES.

             (a) COLLABORATION COMMITTEE ATTENTION. If at any time Focal becomes unable to meet the Annual Sales Forecast for any Product or becomes aware that it will be unable to meet such Annual Sales Forecast for any Products, Focal shall immediately bring such problem to the attention of the Collaboration Committee. The Collaboration Committee shall work with Focal to identify methods of increasing production or to locate alternative providers. Focal shall consider the recommendations of the Collaboration Committee and shall implement such remedial actions as it determines are appropriate, but in any event Focal shall respond to the supply shortage with speed and diligence commensurate with the severity of the current or potential supply shortage.

             (b) EQUITABLE SUPPLY. If Focal is unable to meet the world-wide requirements of any Product, Focal shall not supply such Products to any other distributor in a preferred manner to Genzyme. To the contrary, Focal shall allocate among such other distributors and Genzyme those quantities of Products that Focal has in its inventory and that Focal is able to produce or obtain on a fair and equitable basis taking into consideration on a relative basis with respect to each distributor and Genzyme, the sales

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

of the Product for the preceding calendar year and reasonable projections of Product sales during the anticipated period of the supply shortage.

             (c) SUPPLY MINIMUMS. If Focal is [**] to supply one or more Products to Genzyme in amounts at least equal to meet (i) [**] of the quantities for such quarters set forth in the applicable Annual Sales Forecast for the Light Source, Light Wand or Lamp Module, or (ii) [**] of the quantities for such quarters set forth in the applicable Annual Sales Forecast for the Sealant, Primer or Applicators (for purposes of this Section 5.4, a "Triggering Event"), then, Genzyme shall, subject to Genzyme's notice obligations and Focal's cure rights as set forth below, be entitled to exercise the rights set forth in subsection (d) with respect to the Product(s) related to the Triggering Event (the "Shortfall Product(s)"). The number of units of Products which Focal was obligated, but failed, to supply to Genzyme to meet the applicable [**] or [**] requirements set forth in this
Section 5.4(c) are referred to herein as the "Shortfall Units".

             (d) NOTICE AND CURE. Within twenty (20) days after the occurrence of a Triggering Event, Genzyme may give notice to Focal of such event. Focal may cure the supply deficiency by supplying to Genzyme, in the quarter immediately following the [**] consecutive quarter period during which such Triggering Event has occurred (the "Cure Quarter"), the quantity of those Products identified in the Genzyme notice equal to (i) all Shortfall Units plus (ii) the lesser of (A) a number of units of the Shortfall Product at least equal to the percentages of the quantities set forth for the applicable Shortfall Product (i.e. [**] for the Light Source, Light Wand or Lamp Module and [**] for the Sealant, Primer or Applicators) for the Cure Quarter set forth in the applicable Annual Sales Forecast, or (B) the number of units of the Shortfall Product which Genzyme has ordered for delivery in the Cure Quarter. If Genzyme delivers this notice and Focal fails to cure the supply deficiency for any Shortfall Product as provided in the preceding sentence, then Genzyme may elect by giving notice to Focal, within twenty (20) days after the end of the Cure Quarter, to either (i) terminate this Agreement in accordance with Section 11.4(c), (ii) obtain its future supply requirements of the Shortfall Products from Third Party suppliers in accordance with Section 5.4(e), (iii) manufacture its supply requirements of the Shortfall Products in accordance with Section 5.4(f), or (iv) to exercise any combination of the remedies described in clauses (ii) or (iii) of this
Section 5.4(d) (the "Election Notice").

             (e) THIRD PARTY SUPPLIERS. If Genzyme elects to obtain some or all of the Shortfall Products from Third Parties, Genzyme agrees that the Shortfall Products supplied by the Third Party shall comply with the requirements of any applicable Regulatory Approval. A Shortfall Product obtained from a Third Party supplier shall not be subject to, or included in the calculation of, the Purchase Minimums unless such Shortfall Product is to be incorporated into and sold in combination with another Product supplied by Focal. In such event, the Collaboration Committee shall, to the extent required, equitably adjust the Purchase Minimums for the applicable combination Product which incorporates Shortfall Products that are thereafter supplied by Third Parties.

             (f) MANUFACTURING. Upon the delivery of an Election Notice under
Section 5.4(d)(iii) or (iv), Focal shall automatically be deemed to have granted to Genzyme an irrevocable, exclusive, royalty bearing license under the Focal Patent Rights and the Trademarks (with a right to sublicense) (the "Manufacturing License"), solely for Genzyme to make, have made, use and have used, and import

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

the Shortfall Products for distribution and sale within the Field in the Territory. The term of the Manufacturing License shall commence on the date of delivery of the Exercise Notice under Section 5.4(d)(iii) or (iv) and shall continue, as applicable, during the Initial Term or any Extension Term, PROVIDED THAT if the Exercise Notice is delivered more than [**] years after the commencement of the Initial Term, the term of the Manufacturing License shall end [**] years after the date of delivery of the Exercise Notice, but only if the Agreement is extended for the final Extension Term by Genzyme pursuant to
Section 11.2. Upon and after activation of the Manufacturing License under the terms hereof, Focal, at its cost and expense, shall (A) furnish to Genzyme within sixty (60) days after the Election Notice all Manufacturing Know-How necessary to allow Genzyme to scale up full manufacturing of the Shortfall Products, (B) render to Genzyme such technical, administrative, engineering and other assistance reasonably requested by Genzyme to facilitate the orderly, efficient and expeditious transition of the Shortfall Product manufacturing to Genzyme, (C) execute and deliver any agreements, notices, assignments and other instruments mutually agreed upon by Genzyme and Focal to be necessary to consummate such transition and (D) provide to Genzyme, or its designees, such additional records and information relating to this Agreement that does not constitute Focal Proprietary Information.

             (g) ROYALTY PAYMENT. With respect to each of the Shortfall Products for which Genzyme has submitted an Election Notice under Section 5.4(d)(ii),
(iii) or (iv), Genzyme shall pay to Focal, within 45 days after the end of each calendar quarter, a royalty equal to [**] of the difference between (x) the Average Net Sales Price of each unit of Shortfall Product multiplied by the number of Shortfall Units sold in each country of the Territory during the preceding calendar quarter, and (y) the Manufacturing Costs of each unit of such Shortfall Product multiplied by the number of Shortfall Units sold in each country of the Territory (the "Genzyme Royalty"), subject to adjustment under subsection (h) below.

             (h) TRANSITIONAL COST RECAPTURE.

             (i) As used in this Section, "Transitional Costs" shall mean the actual incremental costs incurred by Genzyme in connection with the commencement of the manufacturing process for the Shortfall Products for which Genzyme has obtained a Manufacturing License, including, but not limited to technology transfer, manufacturing scale-up and validation, regulatory compliance, quality control and quality assurance.

             (ii) In order to permit Genzyme to recapture the Transitional Costs, notwithstanding the provisions of subsection (g) relating to the Genzyme Royalty, the Genzyme Royalty shall be reduced to [**] of the difference between
(x) the Average Net Sales Price of each unit of Shortfall Product multiplied by the number of Shortfall Units sold in each country of the Territory during the preceding calendar quarter, and (y) the Manufacturing Costs of each unit of such Shortfall Product multiplied by the number of Shortfall Units sold in each country of the Territory (the "Reduced Genzyme Royalty"). The Reduced Genzyme Royalty shall be applicable until such time as the cumulative aggregate amount of the Reduced Genzyme Royalty paid by Genzyme to Focal is equal to the Transitional Costs, at which time the Genzyme Royalty set forth in subsection
(g) shall apply.

             (iii) The parties acknowledge that Transitional Costs could include costs that would also constitute Manufacturing Costs (such as amortization of capital facility expenses). To the extent that Genzyme has recaptured Transitional Costs pursuant to subsection (ii) above, all costs included in such recaptured Transitional Costs shall be excluded from the Manufacturing Costs for purposes of calculating the Genzyme Royalty or the Reduced Genzyme Royalty.

             (i) WARRANTY ON SHORTFALL PRODUCTS. Focal shall warrant to Genzyme that all Shortfall Products which are thereafter manufactured by Genzyme pursuant to Section 5.4(f) or that Genzyme elects to have supplied by Third Parties pursuant to Section 5.4(e), shall, assuming that such Shortfall Products are manufactured in accordance with, and conform to, the applicable Specifications, be free from material defects in design (the parties hereby acknowledging that such warranty shall be the only warranty that shall be made by Focal to Genzyme regarding the Shortfall Products), subject to the provisions of Section 6.11(b) and (c).

         5.5 PASS-THROUGH WARRANTY AND SERVICE FOR REUSABLE PRODUCTS.

             (a) In addition to the warranties provided by Focal to Genzyme pursuant to Section 6.11, Focal shall pass-through to any Third Party end-user of Light Sources, Lamp Modules and other instruments or devices (other than the Light Wands) that are reusable and shall be packaged and sold as part of a System (the "Reusable Products") the warranties provided to Focal by suppliers of such Reusable Products. The terms of such warranties as they exist as of the Effective Date are set forth in EXHIBIT C attached hereto. Focal shall not allow the reduction or modification in any material respect of such warranties without the approval of the Collaboration Committee, which approval shall not be unreasonably withheld in the event of any change in warranty by any supplier of Reusable Products.

             (b) Focal shall have responsibility for all interaction with the suppliers of Reusable Products (subject to Genzyme's rights under Section 5.4) including, but not limited to, the obligation, consistent with industry standards, to inspect all deliveries of Reusable Products for conformity with all applicable warranties.

             (c) Focal, at its cost and expense, shall be responsible for performing, either directly or indirectly, all repair, replacement and other after-sale support services for the Reusable Products. Such services shall include repair and replacement services during and after the expiration of the applicable warranty. Focal shall cause such services to be performed in accordance with the requirements of the applicable Regulatory Authorities. Focal may charge Third Party end-users reasonable fees and expenses as approved by the Collaboration Committee for repair and replacement services furnished after the expiration of the warranty period or otherwise outside the coverage of the warranty, PROVIDED THAT if the Collaboration Committee cannot agree on a fee, Focal shall establish a reasonable and customary fee for such services.

         5.6 GENERAL COMMERCIALIZATION ACTIVITIES.

             (a) Except for those duties or responsibilities specifically assigned to Genzyme under this Agreement, or as specifically assumed by Genzyme under any approved Launch Plan, Annual Sales Plan or under Section 5.4, Focal shall be responsible for all aspects of the commercialization of the Systems in the Territory, including without limitation, testing, packaging, labeling, storing, shipping, supplying and customer support for the Systems but specifically excluding sales of the Systems.

              CONFIDENTIAL MATERIALS OMITTED AND FILED WITH THE
         SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

             (b) Focal shall not have any right to sell, or to represent to any Third Party that it has the authority or power to commit Genzyme to make a sale, of the Systems in the Field within the Territory. All sales that may arise as a indirect consequence of promotional activities conducted by Focal shall be sales completed by Genzyme, and all payments received from Third Party purchasers shall be recognized as revenue of Genzyme.

             (c) The parties acknowledge that Focal shall have the right, subject to the limitations set forth in this Agreement, to manufacture, package, label, ship and supply the Systems for use outside the Field and/or for sale outside of the Territory.

         5.7 RESPONSIBILITIES OF GENZYME.

             (a) Genzyme shall cooperate with and render to Focal research, technical and engineering consultation, including making its personnel available at reasonable times, for reasonable periods and at reasonable fees, to facilitate Research and Development activities and to assist in Product manufacturing upon the reasonable request of the Collaboration Committee.

             (b) The parties acknowledge that Genzyme shall have the right, subject to the limitations set forth in this Agreement, including, but not limited to, the provisions of Section 8.4, to conduct research, development and commercialization activities, and to promote, market and sell products for use, within the Field and/or for sale within the Territory.

                                   ARTICLE 6

             PRODUCT SUPPLY, FORECASTS, PURCHASE PRICE AND SHIPMENT

         6.1 SUPPLY OF THE PRODUCTS. Focal shall supply Genzyme with all of Genzyme's purchase requirements for the Products in the Territory for use in the Field. Genzyme shall purchase all such purchase requirements exclusively from Focal, except to the extent otherwise permitted pursuant to Section 5.4 of this Agreement. Focal shall not be obligated to supply in any calendar quarter a number of units of each Product that is greater than [**] of the number of units of such Product specified in the applicable Annual Sales Forecast.

         6.2 DEMONSTRATION SYSTEMS. Each Launch Plan and each Annual Sales Plan shall establish the number of units of sample Products that each party anticipates will be necessary during each calendar quarter to achieve the promotional and sale objectives of the relevant Plan. Focal shall supply samples in accordance with the Plans, which samples shall be in a sterile condition (unless the Product is sold in a non-sterile condition), and shall be deemed to have a price equal to their Manufacturing Costs. The aggregate price of samples supplied by Focal shall be shared equally by Genzyme and Focal; provided that
(a) each party shall bear the full cost of Light Sources and Light Wands for its respective sales/promotional activities, and (b) if either party uses in excess of [**] of the number of units of samples of Products (other than Light Sources and Light Wands) projected for such party in the Launch Plan (through the end of the launch period) or Annual Sales Plan (for the calendar year covered by the

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Annual Sales Plan), the party using the excess samples shall be solely responsible for the cost of the number of units of samples in excess of [**]. Genzyme shall pay for samples that it orders from Focal at a price equal to [**] of the Manufacturing Costs within forty-five (45) days after the date of the related invoice provided, that at such time as Genzyme's sample orders for a Product exceed [**] of its projected annual samples, Genzyme shall pay Focal [**] of the Manufacturing Costs for any units in excess of [**] of such amount. Further, within twenty (20) days after the end of each calendar quarter, Focal shall deliver to Genzyme a statement of the number of units of Products (other than Light Sources and Light Wands) used by Focal as sample Products during the preceding calendar quarter. Within forty-five (45) days after receipt of such statement, Genzyme shall pay Focal [**] of the Manufacturing Costs of the samples identified in the statement; provided that at such time as the samples of a Product used by Focal exceed [**] of its projected annual samples, Genzyme shall not be obligated to pay Focal any portion of the Manufacturing Costs for such excess samples. Sample units of Products shall be used solely for demonstration and training purposes and not for resale, and shall not be counted for the purposes of calculating the achievement by Genzyme of the Purchase Minimums.

         6.3 ANNUAL SALES FORECASTS.

             (a) ANNUAL SALES FORECASTS. Attached hereto as Exhibit D is a proposed forecast, broken down on a quarterly basis, of Genzyme's projected sales in units for each of the Products in the Territory commencing January
1, 2000, and ending December 31, 2000. Within 30 days after the System Launch of the FocalSeal -Registeres Trademark- -L System in the United States, the Collaboration Committee shall make such adjustments to this estimate as it deems advisable (including prorating the forecast to reflect that portion of the calendar year that remains available for System sales after the System Launch), and shall adopt such forecast as the forecast for calendar year
2000; provided, that if the Collaboration Committee is not able to reach agreement on the Annual Sales Forecast for calendar year 2000 within such 30 day period, the forecast set forth as EXHIBIT D shall become the Annual Sales Forecast for calendar year 2000, appropriately prorated from the date of first commercial sale in the United States of the FocalSeal -Registered Trademark- -L System. Thereafter, annually together with the September
Monthly Sales Report, Genzyme shall provide to the Collaboration Committee a proposed twelve (12) month forecast for the next calendar year broken down on a quarterly basis of Genzyme's projected sales in units for each of the Systems in the Territory which shall be subject to review and approval of the Collaboration Committee as described in Section 6.3(b) of this Agreement (the initial and subsequent forecasts, collectively, the "Annual Sales Forecasts").

             (b) ANNUAL PURCHASE OBJECTIVES AND REVISED SALES FORECASTS. The Collaboration Committee shall review each proposed Annual Sales Forecast with Genzyme, and in conjunction with its approval of the Annual Sales Plan and subject to any revisions that may be reasonably required by the Collaboration Committee, shall approve the Annual Sales Forecast as submitted or with such modifications thereto as the Collaboration Committee may deem appropriate, and such approved Annual Sales Forecast shall serve as Genzyme's purchase objectives for the following year. Genzyme shall submit to the Collaboration Committee a revised sales forecast for any calendar quarter during which Genzyme's sales for such calendar quarter are projected to exceed by more than twenty-five percent (25%) the quarterly forecast set forth in the Annual Sales Forecast previously approved by the Collaboration Committee, which revised quarterly forecast shall be submitted solely for the purpose of

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

enabling Focal to plan its manufacturing production for such period and shall not be used for purposes of determining whether Genzyme has satisfied the Purchase Minimums set forth in Section 6.4(a) of this Agreement or for purposes of determining whether a Triggering Event under Section 5.4 has occurred. Subject to the terms of this Agreement, Genzyme shall not be obligated to satisfy the purchase objectives, but Genzyme shall use reasonable commercial efforts to do so.

             (c) DISAGREEMENT REGARDING THE ANNUAL SALES FORECASTS. If the Collaboration Committee is unable to reach agreement to approve any Annual Sales Forecast, Focal and Genzyme agree to negotiate the Annual Sales Forecast in good faith. If Focal and Genzyme are unable to reach agreement within thirty (30) days after either party furnishes notice to the other that it believes a deadlock exists, then the Annual Sales Forecast and Purchase Minimums shall be determined in accordance with the procedures set forth in Section 16.5 of this Agreement, except that a deadlock with respect to establishing the Annual Sales Forecast for 2000 shall be resolved as set forth in Section 6.3(a). During the period that the parties are seeking to reach agreement on the Annual Sales Forecast, the Annual Sales Forecast and Purchase Minimums in effect during the immediately preceding calendar year, appropriately prorated with respect to any period which is less than a full calendar year in a manner consistent with the pro-ration method used for the commencement of the Annual Sales Forecast for calendar year 2000, shall apply, subject to retroactive adjustment to reflect the revised Annual Sales Forecast determined in accordance with Section 16.5 of this Agreement.

         6.4 PURCHASE MINIMUMS.

             (a) TIER I PURCHASE MINIMUMS. Except as provided in subsection 6.4(c) below, commencing with the calendar year during which Regulatory Approval in the United States for the FocalSeal -Registered Trademark- -L System is first received and in each calendar year thereafter, Genzyme agrees to purchase from Focal in accordance with the provisions of this Agreement not less than [**] of the Annual Sales Forecast for each Product projected for each calendar quarter of the applicable calendar year or partial year, as the case may be ( the "Tier I Purchase Minimums"). If Genzyme fails to satisfy a Tier I Purchase Minimum for a Product within ten (10) days after the receipt of notice from Focal regarding such failure, Genzyme shall be entitled to notify Focal of its intent to cure such deficiency by purchasing sufficient quantities of the relevant Product to achieve the Tier I Purchase Minimum; PROVIDED THAT Focal may refuse to allow such cure if Genzyme has cured a Tier I Purchase Minimum for the relevant Product at any time during the preceding [**] year period.

             (b) TIER II PURCHASE MINIMUMS. Except as provided in subsection 6.4(c) below, commencing with the calendar year during which Regulatory Approval in the United States for the FocalSeal -Registered Trademark- -L System is first received and in each calendar year thereafter, Genzyme agrees to purchase from Focal in accordance with the provisions of this Agreement, not less than [**] of the Annual Sales Forecast for each Product projected for each calendar quarter of the applicable calendar year or partial year, as the case may be ( the "Tier II Purchase Minimums"). If Genzyme fails to satisfy a Tier II Purchase Minimum for a Product, within ten (10) days after the receipt of notice from Focal regarding such failure Genzyme shall be entitled to notify Focal of its intent to cure such deficiency by purchasing sufficient quantities of the relevant Product to achieve the Tier II Purchase Minimum; provided that

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Focal may refuse to allow such cure if Genzyme has cured a Tier II Purchase Minimum for the relevant Product at any time during the preceding two (2) year period.

             (c) LIMITATION OF PURCHASE MINIMUMS. Notwithstanding anything herein to the contrary, no Purchase Minimum shall be established for, and Genzyme shall have no minimum purchase obligation with respect to, Light Sources, Light Wands and Lamp Modules.

             (d) CURE OF PURCHASE MINIMUM DEFICIENCIES. Unless Focal determines that Genzyme does not have the right to cure a Purchase Minimum pursuant to the proviso contained in the last sentence of each of subsections 6.4(a) and 6.4(b) above, upon receipt of a Genzyme cure notice, Focal shall not be entitled to terminate this Agreement pursuant to Section 11.5(b) of this Agreement if Genzyme purchases and pays for a sufficient number of units of Products to satisfy the Purchase Minimum deficiency within ninety (90) days after the date of the Genzyme cure notice.

         6.5 PURCHASE ORDERS AND PROCEDURES. Genzyme shall place orders for the Products pursuant to written or oral purchase orders in accordance with purchase procedures mutually acceptable to the parties (which shall include, among other things, the procedures for Focal's written acceptance of any purchase order). The purchase procedures shall provide for the delivery of written purchase orders by mail, overnight courier or facsimile, and for the delivery of oral purchase orders if a written purchase order confirming the oral purchase order is received within five (5) days after the oral purchase order. The quantities and dates of delivery established by the purchase order or procedure shall be binding upon Genzyme and Focal. Upon request, Focal will acknowledge and confirm to Genzyme in writing its obligation to satisfy the supply requirements set forth in the Genzyme purchase order. Focal shall not be deemed in default for a delay in fulfilling any purchase order if the Products are shipped in full satisfaction of the purchase order within four (4) business days from the time of Focal's receipt of the purchase order, PROVIDED THAT, if the Annual Sales Forecast is revised to increase the quantity of the Products which Focal is required to ship to Genzyme, then the time period in which Focal is required to fulfill any purchase order for such Products shall be increased from four (4) business days to such commercially reasonable number of days as is agreed to by the Collaboration Committee, and FURTHER PROVIDED that the aggregate quantities of such Product ordered for such calendar quarter are not in excess of [**] of the Annual Sales Forecast for that Product for such calendar quarter.

         6.6 PURCHASE PRICE.

             (a) PURCHASE PRICE. The purchase price per unit for each of the Products sold by Focal to Genzyme (the "Purchase Price") shall be established for each country in the Territory, shall be determined by the Collaboration Committee based upon its review and approval of the methods of calculating Manufacturing Costs and Average Net Sales Price pursuant to Section 2.3(d), and shall be an amount equal to:

             (i) in the case of Lamp Modules, Light Sources and Light Wands, (A) the Manufacturing Costs of each unit of a Product, PLUS (B) [**] of the difference between (1) the Average Net Sales Price of each unit of a Product sold in each country of the Territory during the preceding calendar quarter, and
(2) the Manufacturing Costs of each unit of such Product; and

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

             (ii) in the case of the Sealants, Primers and Applicators, the greater of:

                   (A) (1) the Manufacturing Costs of each unit of Sealant, Primers and Applicators, PLUS (2) [**] of the difference between (x) the [**] of each unit of Sealant, Primers and Applicators sold in each country of the Territory during the preceding calendar quarter and (y) the [**] of each unit of Sealant, Primer and Applicator; and

                   (B) The [**] of each unit of Sealant, Primer and Applicator multiplied by:

                       (1) A factor of [**], for any calendar year in which the number of units of Sealant shipped by Focal to Genzyme is less than [**] units; or

                       (2) A factor of [**], for any calendar year in which (x) the number of units of Sealant shipped by Focal to Genzyme is [**] or more but less than [**] units and
                            (y) the per unit Manufacturing Costs of Sealant, Primers and Applicators, taken together, at such time have decreased an aggregate of no less than [**] from the Manufacturing Costs of such Products, taken together, in effect at the time of the first sale of such Products by Focal to Genzyme; or

                       (3) A factor of [**], for any calendar year in which (x) the number of units of Sealant shipped by Focal to Genzyme is [**] or more but less than [**] units and
                            (y) the per unit Manufacturing Costs of Sealant, Primers and Applicators, taken together, at such time have decreased an aggregate of no less than [**] from the Manufacturing Costs of such Products, taken together, in effect at the time of the first sale of such Products by Focal to Genzyme; or

                       (4) A factor of [**] in any calendar year in which (x) the number of units of Sealant shipped by Focal to Genzyme is [**] units or more and (y) the per unit Manufacturing Costs of Sealant, Primers and Applicators, taken together, at such time have decreased an aggregate of not less than [**] from the Manufacturing Costs of such Products, taken together, in effect at the time of the first sale of such Products by Focal to Genzyme.

         If the [**] decreases outlined above are not achieved at the corresponding volume levels, then the factor to be used in calculating the Purchase Price under this Section 6.6(a)(ii)(B) shall be the factor in effect at the next lowest volume level.

             (b) PURCHASE PRICE CALCULATION. The Collaboration Committee shall determine the Purchase Price based upon information furnished by the parties. Within twenty (20) days after the end of each calendar quarter (i) Focal shall deliver a report to the Collaboration Committee setting forth in reasonable detail the Manufacturing Costs of each Product on a per unit basis during the preceding

              CONFIDENTIAL MATERIALS OMITTED AND FILED WITH THE
         SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

calendar quarter, and (ii) Genzyme shall deliver a report to the Collaboration Committee setting forth in reasonable detail its calculation of the Average Net Sales Price for each Product in each country of the Territory during the preceding calendar quarter. The Collaboration Committee, in its reasonable discretion, may require either party to submit additional data or information to substantiate the calculations contained in the reports. Based on these reports, which shall be subject to Collaboration Committee approval, the Collaboration Committee shall establish the Purchase Price for the current calendar quarter (without retroactive effect). If, for any reason, the Collaboration Committee is not able to establish the Purchase Price for any Product within ten (10) days after the receipt by the Collaboration Committee of the last report or the receipt of additional information if requested by the Collaboration Committee, the Purchase Price in effect during the preceding calendar quarter shall continue until such time as the Collaboration Committee makes a final determination.

             (c) Notwithstanding anything herein to the contrary, the Manufacturing Costs of any Light Sources, Light Wands and Lamp Modules that Genzyme, with the approval of the Collaboration Committee, provided free of charge to end-user customers (excluding Light Sources and Light Wands for sales/promotional activities which are the subject of the provision in Section 6.2) shall be shared equally by Focal and Genzyme.

         6.7 PAYMENT TERMS.

             (a) INVOICES AND PAYMENT TERMS. Focal shall invoice Genzyme for the Purchase Price no sooner than the date of Product shipment. The invoices shall require provisional payments in accordance with Section 6.7(c). Payment of any invoice is due [**] days after the date of the invoice. All payments hereunder to be made by Genzyme shall be in Dollars. No part of any amount payable by Genzyme may be reduced due to any counterclaim, set-off, adjustment or other right which Genzyme may have against Focal, except with respect to Products that are returned to Focal in accordance with Section
6.12 of this Agreement.

             (b) METHOD AND PLACE OF PAYMENT; LATE PAYMENT INTEREST. All payments to be made under this Agreement shall be paid by check or wire transfer as selected by Genzyme, and shall be delivered to such address or wired to such account or accounts as Focal shall designate from time to time in writing to Genzyme. Any such payment shall be deemed to have been paid when received by Focal with respect to check payments or when recorded in the proper account with respect to wire transfer payments. Any invoice not paid prior to the due date shall bear interest from the due date until the date payment is received in full by Focal at a rate equal to the lesser of one percent (1.0%) per month or at the maximum per annum rate allowed by applicable law.

             (c) PROVISIONAL PAYMENTS. The Purchase Price cannot be determined until the Average Net Sales Price, Manufacturing Costs and the number of units of Product purchased for the relevant Product are known or established. For this reason, the invoice submitted by Focal at the time of Product shipment shall require a provisional payment for each unit of Product purchased (the "Provisional Payment"). The Provisional Payment shall be subject to adjustment and reconciliation in accordance with Section 6.7(d). The Provisional Payment shall be established by the Collaboration Committee prior to March 15th of each calendar year, and shall apply for one (1) year commencing April 1 and ending March 31. The Provisional Payment shall be calculated in the same manner as the Purchase Price is calculated under Section 6.6(a) on the basis of the following assumptions: (i) Manufacturing Costs shall be deemed to equal Focal's estimate of Manufacturing Costs assuming that the number of units of Product manufactured equals the aggregate Annual Sales Forecast for the Product; (ii) the Average Net Sales Price shall equal the Average Net Sales Price for the immediately preceding year, and (iii) the number of units of Product purchased by Genzyme shall equal the aggregate Annual Sales Forecast for the Product for the relevant year.

             (d) PAYMENT RECONCILIATION. Prior to March 15th of each calendar year, based upon information furnished by the parties, the Collaboration Committee (i) shall calculate the Purchase Price for the immediately preceding year in accordance with Section 6.6(a), and (ii) shall compare the Purchase Price against the Provisional Payment actually paid by Genzyme for each unit of Product during the preceding year. On the basis of such calculation and comparison, any overpayment or underpayment of the Purchase Price for all of the units of Product sold during the preceding year (i) shall be paid by Genzyme to Focal prior to April 1 with respect to any underpayment, and (ii) shall be credited and applied by Focal until exhaustion against any payments for Products that shall become payable by Genzyme to Focal after April 1 with respect to any overpayment. Prior to March 15th, the Collaboration Committee shall prepare and submit to each party a written report that shall explain the calculations and reconciliations performed by the Collaboration Committee.

             (e) COLLECTION OF DELINQUENT ACCOUNTS. Genzyme shall be responsible for the collection of all amounts due from Third Parties resulting from the sale of the Systems by Genzyme.

         6.8 FOCAL SHIPMENT. In accordance with guidelines established by the Collaboration Committee, Focal shall ship the Systems pursuant to Genzyme's written delivery instructions by a carrier mutually acceptable to the parties C.I.P. (E. G. "Carriage and Insurance Paid To" under Incoterms 1990) to (i) Genzyme facilities located within the Territory as reasonably designated by Genzyme but not to exceed three (3) different locations within the Territory, or
(ii) to any number of shipping destinations within the Territory designated by Third Parties that purchase the Systems from Genzyme as specified in the associated purchase order. Genzyme may change the shipment destinations to its facilities at any time by written notice to Focal. Other terms and conditions related to System shipments, including but not limited to, the shipping container form, minimum shipment size, import and export administration and other details relating to order fulfillment and shipment shall be subject to guidelines reasonably established by the Collaboration Committee. Genzyme and Focal acknowledge the intention to bill Third Party purchasers of the Systems for all shipping charges.

         6.9 TITLE TO THE PRODUCTS. Title to the Products sold hereunder, and risk of loss with respect to such Products, shall pass to Genzyme upon delivery of the Products to the carrier for shipment to the destinations designated by Genzyme or Third Party pursuant to Section 6.8 of this Agreement. Upon the passage of title, Focal's liability for risk of loss shall cease, and Genzyme shall be the owner of such Products for all purposes. Except as otherwise provided in this Agreement, the Products sold to Genzyme under this Agreement are non-returnable, including without limitation, Systems that have become obsolete as a result of an expired shelf life; provided, that Focal has complied with the requirements of Section 6.13(ii) of this Agreement.

         6.10 TAXES. The party receiving any payments pursuant to this Agreement shall pay any and all taxes levied on such payments. If laws or regulations require that taxes be withheld on any payment, the remitting party will (i) deduct those taxes from the payment, (ii) pay the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of payment to the other party within sixty (60) days following that payment.

         6.11 PRODUCT WARRANTY.

             (a) PRODUCT WARRANTY. All Products supplied by Focal under this Agreement will be manufactured in accordance with the Specifications and in accordance with QSR requirements and Regulatory Approvals. Focal warrants that all the Products supplied by Focal under this Agreement (other than the Reusable Products), at the time of shipment and for the shelf life of the Products when stored and handled in accordance with the Specifications: (i) shall meet all Specifications, (ii) shall be free from material defects in design, construction, material and workmanship, and (iii) shall not be adulterated or misbranded at the time of shipment. Focal warrants to Genzyme that all Reusable Products provided to Genzyme will be free from material defects in design.

             (b) THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SUPPLY OF THE PRODUCTS HEREUNDER TO GENZYME. NO IMPLIED WARRANTY ARISING BY USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY FOCAL OR SHALL ARISE BY OR IN CONNECTION WITH ANY SALE OF THE SYSTEMS BY GENZYME. GENZYME IS NOT AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR TO MODIFY THE FOREGOING WARRANTY IN ANY MANNER.

             (c) The limited warranty set forth in this Section 6.11 does not apply to any non-conformity of any Products resulting from (i) alteration or repair by any party other than Focal or its agents, (ii) misuse, negligence, abuse, accident, mishandling or storage in an improper environment by any party other than Focal or its agents, or (iii) use, handling, storage or maintenance by any party other than Focal or its agents other than in accordance with instructions or recommendations provided by Focal.

             (d) Except for Genzyme's rights under Section 11.4 of this Agreement, Focal's obligations to Genzyme with respect to Products that do not meet the warranty contained herein is limited to replacement of such Product(s); provided, that such Products are returned to Focal accompanied by a reasonably detailed statement of the claimed defect or non-conformity and proof of date of purchase, and packed and shipped according to instructions provided by Focal, and only if, upon examination by Focal, the Products are determined to have been defective under the terms of this Agreement. FOCAL'S LIABILITY TO GENZYME, AND THE EXCLUSIVE REMEDY AVAILABLE TO GENZYME IN CONNECTION WITH PRODUCTS THAT FAIL TO MEET THIS WARRANTY (WHETHER SUCH LIABILITY IS BASED ON CLAIMS ALLEGING CONTRACT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER LEGAL THEORY) SHALL BE STRICTLY LIMITED TO FOCAL'S OBLIGATIONS AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS SECTION 6.11 AND IN SECTION 11.4 OF THIS AGREEMENT.

         6.12 QUALITY ASSURANCE; NONCONFORMING PRODUCTS.

             (a) INSPECTIONS. For the purpose of monitoring compliance with QSRs, other Regulatory Authority requirements and the terms of this Agreement, Focal and Genzyme shall each have the right on an annual basis and at such other times as are reasonably established by the Collaboration Committee, and upon reasonable notice and during normal business hours, to inspect (i) the facilities used by the other party to manufacture, store and handle the Products, and (ii) the other party's records relating to manufacture, adverse events and complaint investigations with respect to the Products.

             (b) FAILURE TO MEET WARRANTY. Any claim by Genzyme that the Products when shipped did not meet Specifications or the terms of the related warranty must be made in writing to Focal within forty-five (45) days of receipt of shipment by Genzyme if such defect is reasonably discoverable by Genzyme within such period, or otherwise, as promptly as practicable after such defect is discovered by Genzyme, and such writing shall indicate the specific nonconforming characteristics of the Products. Genzyme shall have the right to perform analytical testing on the Products. The Products which Genzyme claims fail to meet the Specifications or the related warranty shall be returned by Genzyme to Focal at Focal's expense, and if Focal agrees with Genzyme's claim of nonconformance, then, at Genzyme's direction, Focal shall (i) replace as promptly as possible such Products with Products meeting the Specifications and warranty, and (ii) shall make such adjustment to the Purchase Minimum for the applicable year to reflect Focal's failure or delay in supplying conforming Products. If Focal does not agree in good faith with Genzyme's claim of nonconformance, then the parties agree to submit the Products in question to an independent party which has the capability of testing the Product to determine whether or not it complies with the Specifications or warranty. In the event the parties cannot agree upon such independent party, or in the event it is not possible to acquire the services of such an independent party at a reasonable cost, then such dispute shall be resolved by the Collaboration Committee, or if the Collaboration Committee cannot resolve such dispute, then pursuant to
Section 16.5. Except as described in this Section 6.12, no shipment or portion of a shipment of any quantity of the Products shall be returned to Focal for replacement without Focal's prior written consent. If no claim of non-conformance is made by Genzyme in accordance with this Section 6.12, Genzyme shall be deemed to have accepted the Products. Notwithstanding the foregoing, acceptance of any Product by Genzyme shall not affect Focal's obligation to defend, indemnify and hold harmless Genzyme in accordance with Section 14 of this Agreement.

         6.13 SPECIFICATIONS AND SYSTEM EXPIRATION. Any change in Specifications that would materially and adversely affect the marketing of the Systems in any country in the Territory (in Genzyme's reasonable judgment, and if Focal disagrees, then the issue will be resolved by the Collaboration Committee or, if necessary, pursuant to Section 16.5), except changes due to court order or unilateral regulatory action, will require the prior review and consent of the Collaboration Committee, which consent shall not be unreasonably withheld. Genzyme shall be entitled to return to Focal at Focal's expense any Systems previously accepted by Genzyme which the parties reasonably agree cannot or should not be sold due to a failure to conform to the Specifications or to a change in Specifications. Genzyme shall not be obligated to accept delivery of the Systems unless (i) the Systems meet the Specifications and any related warranty, and (ii) on the date of receipt the remaining shelf life

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

of the Systems is not less than [**] of the original shelf life of the Systems as set forth in the Specifications.

         6.14 RESALE PRICING. As part of the Launch Plans and the Annual Sales Plans, Focal shall provide an analysis of the factors affecting the resale pricing of the Systems including a discussion of competitive products, reimbursement policies and practices, current market conditions, anticipated Manufacturing Costs and promotional and selling expenses, distribution issues, market and economic trends and other factors that may influence the amount that may be charged to Third Parties for the Systems, and shall include a non-binding recommendation concerning suggested resale pricing. The Launch Plans and the Annual Sales Plans shall include suggested resale prices for the Systems in all relevant markets and sub-markets. Notwithstanding the suggested resale pricing in the Plans, Genzyme shall have the right, exercisable in its sole discretion, to establish the resale price for any System purchased from Focal under this Agreement, and to accept any price paid by any Third Party for such System.

                                   ARTICLE 7

                               REGULATORY MATTERS

         7.1 SYSTEM AND DISTRIBUTION APPROVALS. Focal, at its sole cost and expense, shall be responsible for preparing and submitting the MAA in each country within the Territory and for obtaining and maintaining Regulatory Approvals for the Systems in the Territory. Genzyme, at its sole cost and expense, shall be responsible for seeking, obtaining and maintaining all licenses, registrations and permits required to be obtained by Genzyme to enable Genzyme to act as the exclusive distributor of the Systems in the Field in the Territory pursuant to this Agreement. Each of the parties shall cooperate in good faith with the other in making and maintaining all regulatory filings that may be necessary or desirable in connection with the execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the parties acknowledge that in accordance with the regulatory scheme in Mexico, it is anticipated that the MAA will be prepared and submitted by a sub-distributor appointed by Genzyme, and approved by the Collaboration Committee in accordance with Section 3.1(b) of this Agreement, to promote and sell the Systems in Mexico. Focal shall undertake to take such actions as shall be necessary or appropriate to facilitate the efforts of such sub-distributor to attain and maintain all Regulatory Approvals required in Mexico.

         7.2 POST MARKETING STUDIES. Focal, at its sole cost and expense, shall be responsible for conducting all post marketing studies of the Systems required by Regulatory Authorities as a condition to the issuance, continuation or maintenance of a Regulatory Approval, or in connection with any other related regulatory matter.

         7.3 COMMUNICATION WITH REGULATORY AUTHORITIES. Focal shall have responsibility for all communications with Regulatory Authorities relating to Regulatory Approvals for the Systems. Except as set forth above, the Collaboration Committee shall determine from time to time which party shall have responsibility for communications with various other government agencies and shall divide those responsibilities as it sees fit. Each party shall promptly advise the other party of material developments and events relating to its respective regulatory responsibilities.

         7.4 GOVERNMENTAL INSPECTIONS. Each party shall advise the other party of any governmental visits to, or written or oral inquires about, any facilities or procedures for the manufacture, storage, or handling of the Systems, or the marketing, selling, promotion or distribution of the Systems promptly (but in no event later than two (2) business days) after notice of such visit or inquiry. Each party shall furnish to the other party any report or correspondence issued by or provided to the governmental authority in connection with such visit or inquiry.

         7.5 SYSTEM COMPLAINTS. Focal shall have responsibility for maintaining System complaint information and the assessment and submission of appropriate reports to the relevant Regulatory Authorities in accordance with applicable regulatory requirements. If at any time either party (the "Notifying Party") receives notice of a System complaint (which shall mean any written, electronic or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness or performance of the Systems), the Notifying Party shall notify the other party (the "Notified Party") in a timely manner (which, in the case of a notification by Genzyme, shall not be later three (3) days), by telephone, confirmed in writing, to the person designated as the Notified Party's contact for such purposes. In addition to the foregoing, the parties shall develop mutually acceptable guidelines and procedures to govern the sharing of System complaint information. Upon request from Genzyme, Focal shall provide summary information to Genzyme in such detail as Focal shall determine is appropriate regarding System complaints that have occurred world-wide with respect to the Systems to the extent Focal is able to assemble such information and to the extent permitted by applicable law or regulation and other agreements with Third Parties.

         7.6 POST MARKETING SURVEILLANCE. Focal, at its sole cost and expense, shall have the responsibility of conducting Post Marketing Surveillance ("PMS") for the Systems sold by Genzyme in the Territory. Genzyme shall fully cooperate with Focal in its efforts to conduct PMS and will provide to Focal such assistance as may be necessary for Focal to fully satisfy its PMS obligations, including the collection of System related information and the preparation of reports with respect to such information. The scope and details of such cooperation by Genzyme shall be mutually agreed upon by the parties.

         7.7 SYSTEM RECALLS. Focal, with the advice of Genzyme, shall prepare and maintain a written Standard Operating Procedure ("SOP") to handle any recalls of the Systems in the Territory. In the event that (i) any governmental agency or authority issues a request or directive or orders that the Systems be recalled or retrieved; (ii) a court of competent jurisdiction orders that the Systems be recalled or retrieved; or (iii) Focal and Genzyme reasonably and mutually determine, after consultation, that the Systems should be recalled, retrieved or a "dear doctor" letter is required relating to restrictions on use of the Systems, then Focal shall conduct such activity and the parties shall take all appropriate corrective actions and shall execute the steps detailed in the SOP; provided, that in the event that Focal and Genzyme are not able to agree on the course of action to be taken, the final determination of the appropriate course of action shall be made by Focal. In the event such action results from the breach of Focal's warranties or covenants under this Agreement or from side effects alleged to be caused in whole or in part by the Systems, or Focal's (or Focal's agent's) negligence or willful misconduct, Focal shall, in addition to any obligations under Section 14.2 and Section 6.11, be responsible for the expenses thereof. In the event such action results from Genzyme's negligence or willful misconduct, Genzyme shall, in addition to any obligations under Section 14.1, be responsible for the expenses thereof. In all other circumstances where neither the actions or omissions of Focal nor Genzyme is responsible for the System recall or other activity agreed upon by the parties, Focal and Genzyme shall share equally the expenses of notification and System return, and the costs of destruction, repair or replacement and

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

distribution of System as authorized by Focal or required by the applicable Regulatory Authorities. Genzyme and Focal shall cooperate fully with one another in conducting any such action and shall use their respective reasonable efforts, consistent with normal business practice, to minimize the cost of such action. Genzyme shall destroy Systems lawfully recalled only upon Focal's (or any governmental authority's) written instruction to destroy such Systems. Otherwise, Genzyme may return the recalled Systems to Focal within thirty (30) days after completion of the action.

                                   ARTICLE 8

                OWNERSHIP, CONFIDENTIALITY AND PUBLIC INFORMATION

         8.1 OWNERSHIP. Nothing herein shall be interpreted or construed to grant to Genzyme any rights or interest in the Focal Patent Rights, Trademarks, Technology or other business or commercial rights associated with the Products (other than the distribution and manufacturing rights for the Systems and the license rights to the Trademarks granted hereunder) owned by Focal or to which Focal is otherwise entitled under this Agreement or otherwise.

         8.2 USE OF NON-CLINICAL AND CLINICAL DATA. Focal agrees to provide Genzyme with data relevant to the promotion and sale of the Systems for use in the Field in the Territory derived from any non-clinical and clinical studies of the Systems obtained in connection with Research and Development for which disclosure is not otherwise barred by contract, and shall permit Genzyme to use it for the promotion of the Systems in the Territory.

         8.3 CONFIDENTIALITY. Each party agrees that all Proprietary Information it obtains from the other is the confidential property of the disclosing party. Except as expressly allowed in this Agreement and except for disclosures made in connection with regulatory matters or as otherwise required by law (provided that the parties shall confer in advance and mutually agree on the extent of such disclosures), the receiving party for a period ending five (5) years from the date of expiration or termination of this Agreement shall hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Section 8.3 with respect to information the receiving party can document:

             (i) is or has become publicly available through no fault of the receiving party or its employees or agents;

             (ii) is received from a Third Party lawfully in possession of such information and lawfully empowered to disclose such information and provided the receiving party abides by all restrictions imposed by such Third Party;

             (iii) was rightfully in the possession of the receiving party prior to its disclosure by the other party provided the receiving party abides by all restrictions imposed on its possession of such information; or

             (iv) is or was developed independently of the information provided by the disclosing party.

         8.4 COVENANT NOT TO COMPETE. During the term of this Agreement, [**] year after the expiration of this Agreement or the termination of this Agreement by Focal pursuant to Section 11.3 or Section 11.5 of this Agreement, Genzyme agrees that it will not directly or indirectly distribute, market or sell in the Territory any products which directly compete with the Systems in the Field for uses that are included within the Regulatory Approval(s) for the Systems, except that Genzyme may promote, market and sell in the Territory (i) products of any kind whatsoever (including drugs or devices) to produce hemostasis by accelerating the clotting process of blood, and (ii) other products that may be distributed, marketed or sold for use in the Field in procedures that may involve surgical repair so long as the promotion, advertising and sale of such products does not materially interfere with the promotion, marketing and sale of the Systems in the Territory as reasonably determined by the Collaboration Committee. The Collaboration Committee shall be responsible for determining if a product competes, or has the potential to compete, with the Systems during the term of this Agreement; thereafter, the parties shall mutually agree upon the competitiveness of any product. If, at any time, Genzyme requests a waiver, exception or release from the restrictions of this covenant, Focal agrees that it will consider, and it will act upon, such request in good faith; provided, that Focal shall be under no obligation to satisfy any such request.

         8.5 PUBLIC DISCLOSURES.

             (a) Focal and Genzyme shall agree on the timing, content and form of the initial press release announcing this transaction to be issued by each party, or jointly, as the parties may agree; provided, that the initial press release shall be issued within one (1) business day after the Effective Date.

             (b) Focal and Genzyme may disclose the terms and conditions of this Agreement to the extent that such disclosure is required by law, including without limitation the securities and antitrust laws of the United States. The parties acknowledge and agree that the determination that a disclosure is required by law shall be made in the sole, but reasonably exercised, discretion of the party making such disclosure.

             (c) If reasonably required in connection with the conduct of their respective businesses, Focal and Genzyme may disclose the existence or terms of this Agreement to bankers, other business associates and potential investors if such persons have agreed in writing to keep the information confidential. Upon the request of either party, the other party shall identify those Third Parties to whom such disclosure has been made.

         8.6 PUBLICATIONS. Focal and Genzyme shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information related to the Systems that may materially and adversely effect the promotion, marketing and sale of the Systems in the Territory without providing in advance to the Collaboration Committee a copy of such submission for review and comment. With respect to a manuscript, the manuscript shall be provided by Focal or Genzyme to the Collaboration Committee a minimum of thirty
(30) days in advance, and with respect to an abstract, the abstract shall be provided by Focal or Genzyme to the Collaboration Committee a minimum of fourteen (14) days in advance. It is specifically understood that neither Focal nor Genzyme has control of any publication made by Third Party physicians unless such publication is based on data supplied by Focal or Genzyme.

         8.7 OTHER PARTIES. Notwithstanding anything to the contrary contained in this Agreement, Focal and Genzyme shall use reasonable efforts to each cause any of its Affiliates and any Third Party contractors, scientists and other persons working with them who may have access to Proprietary Information, or who may be in a position to publish on matters relevant to this Agreement, to enter into one or more agreements with such persons to cause them to be bound by the confidentiality and publication restrictions of this Article 8.

                                   ARTICLE 9

                                   TRADEMARKS

         9.1 TRADEMARK REGISTRATION. The Trademarks for the Products will be owned by Focal, and shall be registered and maintained by Focal at its sole expense. Focal represents that the registration of the Focal -Registered Trademark- and FocalSeal -Registered Trademark- Trademarks and the Trademark depicting the Company's tear drop logo (each as prepared by Focal to be used with the Systems) has been granted, or has been applied for and is pending, in each of the countries of the Territory, as of the Effective Date. Focal agrees to continue to use its best efforts to pursue registration of the Trademarks, including any other trademarks proposed by Focal to be used with the Systems after the Effective Date in each of the countries of the Territory where such Trademarks are pending. In the event the Trademarks are not available in any country in the Territory, Focal shall develop new trademarks for identifying the Systems in such country. In accordance with Focal's guidelines, Genzyme shall utilize the Trademarks in connection with the commercialization of the Systems, including without limitation, all product packaging and promotional materials. Genzyme shall be permitted to use its own trademarks in combination with the Trademarks, and with respect to each such joint use, the Genzyme trademarks and the Trademarks shall be displayed with equal prominence on the article, package or promotional material. Genzyme shall submit exemplars of all packaging, promotional or advertising material which includes the proposed form of use of the Trademarks, including any Genzyme trademarks to be employed with the Trademarks, to Focal for prior review and approval, which approval shall not be unreasonably withheld or delayed. Focal shall be identified as the owner of its Trademarks on all Genzyme packaging and promotional material. Genzyme agrees to cooperate with Focal at Focal's expense to pursue and maintain Trademark registrations in the Territory.

         9.2 NO RIGHTS IN TRADEMARKS, TRADE NAMES, LOGOS OR DESIGNATIONS. Each of Genzyme and Focal acknowledges that it has paid no consideration for the use of the trademarks, trade names, logos and designations belong to the other party, and except as described in this Agreement, nothing contained in this Agreement shall give Genzyme or Focal any right, title or interest in or to any of the trademarks, trade names, logos or designations belong to the other party. Each of Genzyme and Focal acknowledges that the other party owns and retains all proprietary rights in trademarks, trade names, logos and designations belonging to the other party, and agrees that it will not at any time during or after the term of this Agreement assert or claim any interest or do anything that might adversely affect the validity or enforceability of any trademark, trade names, logo or designations belonging to the other party. Each of Genzyme and Focal agrees that it will not affix any trademarks belonging to the other party to any product other than the Systems, and agrees that it will use the trademark belonging to the other party solely in connection with the Systems.

         9.3 TRADEMARKS AFTER TERMINATION OR EXPIRATION. Upon expiration or termination of this Agreement, Genzyme and Focal will each cease all display, advertising and use of the trademarks, trade names, logos and designations of the other party, and Genzyme will not thereafter use, advertise or display any name, mark or logo that is, or any part of which is, similar to any such designation associated with the Systems, except to the extent necessary for Genzyme to sell any Systems remaining in its inventory after termination of this Agreement in accordance with Section 12.3 of this Agreement; provided, further, that the use of the Trademarks, trade names, logos and designations by Genzyme after expiration or termination is otherwise in accordance with this Agreement.

                                   ARTICLE 10

               PATENT AND TRADEMARK INDEMNIFICATION AND LITIGATION

         10.1 PATENT AND TRADEMARK INDEMNITY. If Genzyme receives written notice of a claim that any of the Products, Systems or Trademarks infringe upon a patent, trademark or other intellectual property rights of a Third Party in the Territory, or Genzyme becomes aware of a Third Party threat to sue or bring an action for intellectual property infringement in the Territory, or if Genzyme becomes aware of Third Party intellectual property rights in the Territory that may give rise to a claim of infringement, Genzyme will notify Focal promptly in writing and give Focal all necessary information and assistance. Focal shall have the exclusive authority to evaluate, defend and settle any such claim as it deems appropriate. Focal, at its own expense and option, may then (i) settle or defend against such claim, (ii) procure ownership of or a license to the rights alleged to be infringed, (iii) replace or modify the Products or Systems to avoid infringement, provided, that Focal shall use reasonable commercial efforts to assure that such replacements or modifications do not materially affect the sales prospects of the Systems, (iv) require Genzyme to recall the Systems from the Territory after consideration and consultation with Genzyme of the actions described in the preceding clauses (i), (ii) and (iii), or (v) do any combination of the foregoing; provided, however, that Focal hereby agrees to use reasonable efforts to minimize the impact of its actions on Genzyme's ability to market, sell and distribute the Systems. Provided such timely notice has been given by Genzyme, Focal shall fully indemnify Genzyme from any expenses, costs or losses resulting from such infringement in accordance with Section 14.2; provided, however, that failure by Genzyme to provide timely notice shall relieve Focal of its obligation to Genzyme under this Section 10.1 only to the extent that such failure materially prejudices Focal's ability to defend such action. Notwithstanding any decision by Focal to take one or more of the actions described above, if a claim that any of the Products, Systems or Trademarks infringe upon a patent, trademark or other intellectual property rights of a Third Party materially and adversely affects Genzyme's distribution of the Systems in the Territory, Genzyme shall be relieved of its obligation to satisfy the Purchase Minimums in an amount reasonably determined to be attributable to such claim.

         10.2 LIMITATION OF INDEMNITY. The indemnity in Section 10.1 shall not apply to (i) any claim arising out of a modification by Genzyme of the Products or Systems after delivery by Focal, (ii) any infringement occurring after (a) Genzyme has been offered the opportunity to discuss with Focal the alleged infringement of, and Genzyme has received notice from Focal to terminate the promotion or sale of, Systems that include, in Focal's reasonable judgment, the Product or System which is the subject of the infringement, and (b) Genzyme does not, in a commercially reasonable period of time, terminate such promotion or sale, (iii) Genzyme's use of the Systems after Focal has informed Genzyme of modifications or changes in the Products or Systems required to avoid such claims (which modifications or changes do not materially affect the sales prospects of the Systems) and Focal has offered to implement those modifications or changes, if such claim would have been avoided by implementation thereof, and Genzyme fails to have such modifications or changes implemented, (iv) any claim is found to be based upon the recklessness or willful action or inaction of Genzyme, (v) any claim if Genzyme fails to give Focal reasonably prompt notice of such claim to the extent such failure materially prejudices Focal, (vi) any claims of infringement of any patent, copyright or trade secrets in which Genzyme or its Affiliates has an interest or license, or
(vii) the settlement of any claim if Focal is not given the prior opportunity to approve in writing such settlement.

         10.3 INFRINGEMENT BY THIRD PARTIES. Focal shall have the sole right and option, at its sole and absolute discretion, to file and maintain lawsuits in its own name for infringement by Third Parties of any Patent Rights, Trademarks or other proprietary rights relating to the Products or Systems that occur within the Territory. Genzyme shall, at the request and expense of Focal, give Focal all reasonable assistance and cooperation in any such proceedings at Focal's expense. Notwithstanding any decision or action by Focal arising out of any Third Party infringement, or the results or outcomes thereof, Genzyme's obligation to make payments to Focal under this Agreement shall be unaffected and, in the event that Genzyme's distribution of the Systems is adversely affected by such Third Party infringement, Focal shall not be obligated to offset any payments made hereunder. Notwithstanding any decision on the part of Focal to forgo bringing or continuing to prosecute any suit, claim or litigation, even if permitted under law, Genzyme shall not have the right to bring, file or litigate any claim for infringement by Third Parties of any proprietary rights held by Focal occurring in the Territory without Focal's prior written consent, which consent shall not be unreasonably withheld. If such consent is granted, Focal shall cooperate with Genzyme, and shall assign to Genzyme such rights as are reasonably determined by Focal to be necessary to bring, file or litigate such claim. Any recovery realized by either party as a result of any infringement litigation pursuant to this Section 10.3 (whether by way of settlement or otherwise) shall be first allocated to reimbursement of legal fees and expenses incurred by the party initiating the proceeding, then, if applicable, toward reimbursement of the other party's legal fees and expenses, and then the remainder shall be divided between the parties as follows: seventy-five percent (75%) to the party initiating such proceedings and twenty-five percent (25%) to the other party.

         10.4 THIRD PARTY LICENSE AGREEMENTS.

             (a) Focal shall, at its own expense, take all such actions and shall participate in such proceedings as shall be reasonably necessary to ensure that Focal's rights under any agreements with Third Parties pursuant to which Focal has in-licensed Focal Patent Rights or Scientific Know-How ("Third Party License Agreements"), shall remain in full force and effect. If Focal fails to take any such actions and participate in such proceedings and the Collaboration Committee determines that such Third Party License Agreement is material to the development and commercialization of any Product or System in the Field in the Territory, then Genzyme shall have the right to require that Focal take, and Focal agrees to use its reasonable best efforts to take, all such actions as Genzyme shall reasonably deem necessary or desirable to ensure that such Third Party License Agreements remain in force and effect and that Focal's rights under such Third Party License Agreements remain in full force and effect, including, but not limited to, the execution and filing of any court-related filings and documents, the pursuit of injunctive proceedings, and the taking of any other similar measures.

             (b) Focal shall, within five business days after notice thereof, provide written notice to Genzyme of any challenges or claims with respect to any Third Party License Agreements, or alleged breaches under any Third Party License Agreements.

             (c) Focal shall not allow or agree to any amendment, waiver or modification to any Third Party License Agreements, which amendment, waiver or modification restricts, modifies or limits in any way Genzyme's rights under this Agreement, without the prior written consent of Genzyme.

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                                   ARTICLE 11

                              TERM AND TERMINATION

         11.1 INITIAL TERM. This Agreement shall commence as of the Effective Date and, unless otherwise earlier terminated pursuant to this Article 11, this Agreement shall expire on that date which is [**] after the date the FocalSeal -Registered Trademark- -L System receives Regulatory Approval in the United States (the "Initial Term").

         11.2 EXTENSION TERM. The term of this Agreement may be extended (i) by Genzyme, at its option, for up to [**] successive [**] periods (each [**] period, an "Extension Term") if Genzyme satisfies the Purchase Minimums during the last two full calendar years of the Initial Term or any Extension Term immediately preceding such renewal, as applicable, by providing written notice to Focal of such election not later than six (6) months prior to the expiration of the Initial Term or any Extension Term, as the case may be, or
(ii) by Focal and Genzyme, jointly, for up to three successive Extension Terms by joining in a written confirmation of such election not later than six (6) months prior to the expiration of the Initial Term or any Extension Term, as the case may be.

         11.3 TERMINATION BY EITHER PARTY. This Agreement may be terminated unilaterally by either party upon written notice to the other party in the event of any of the following:

             (a) nonpayment of all or any portion of any properly due and payable amount that is (i) continuing for twenty (20) business days after the defaulting party has received notice from the non- defaulting party of such nonpayment, and (ii) not the subject of a good faith dispute between the parties, in which case such dispute shall be resolved pursuant to the terms of
Section 16.5 of this Agreement;

             (b) material breach by the other party of any provision herein (other than as specified in Sections 11.3(a), 11.4 and 11.5 of this Agreement) and (i) for a breach that can be reasonably cured within thirty (30) days, such breach is continuing thirty (30) days after the non-defaulting party gives the defaulting party notice of such breach specifying in reasonable detail the particulars of the alleged breach, or (ii) for a breach that by its nature can not be reasonably cured by the defaulting party within thirty (30) days, such breach is continuing and either (x) no material steps have been taken by the defaulting party to cure such breach during the thirty (30) day period following receipt of the non-defaulting party's notice, or (y) the breach has not been cured within a reasonable period of time as determined by the non-defaulting party, which period shall in no event be longer than ninety (90) days;

             (c) the other party becomes insolvent, or voluntary or involuntary proceedings are instituted by or against the other party, which proceedings are not stayed or dismissed against the party within thirty (30) days, or a receiver or custodian is appointed for such party's business, or a substantial portion of such party's business is subject to attachment or similar process, or the other party is unable to satisfy its financial obligations as they become due, enters into any compromise or arrangement with its creditors or enters into liquidation;

             (d) upon sixty (60) days prior written notice if a force majeure event (as described in Section 16.1 of this Agreement) excusing non-performance hereunder continues for a period of three (3) consecutive months;

             (e) upon sixty (60) days prior written notice upon the occurrence of any event under Section 16.6(a) of this Agreement.

             (f) upon prior written notice provided on or before March 1, 2002 in the event that Regulatory Approval of the FocalSeal -Registered Trademark- -S System in the United States is not received on or before December 31, 2001.

         11.4 TERMINATION BY GENZYME. Genzyme may terminate this Agreement upon thirty (30) days written notice to Focal in the event that:

             (a) there is a material change in the frequency or severity of adverse System-related events or there is a recall of any System for any reason related to safety, which events require additional or modified warnings in System labeling, and as a result the distribution of the Systems is significantly and adversely affected during each of three (3) consecutive months as determined in good faith by Genzyme;

             (b) Genzyme is prohibited from selling any System in the United States as a result of the denial of any required governmental approval, or as a result of a court decision (or the receipt of a legal opinion from counsel reasonably acceptable to both parties) that such System infringes upon a Third Party's patent, trademark or other intellectual property rights;

             (c) Focal fails to meet the supply minimums established in Section
5.4 and (i) no force majeure condition existed that had a material adverse effect on Focal's ability to meet such supply minimums, and (ii) after Genzyme has given proper notice to Focal pursuant to Section 5.4, Focal has not cured such deficiencies in accordance with Section 5.4; or

             (d) If a Performance Suspension Event (as defined herein) has occurred.

         11.5 TERMINATION BY FOCAL. Focal may terminate this Agreement in the event that:

             (a) if, notwithstanding the satisfaction by Focal of all conditions to Genzyme's obligations to purchase Shares pursuant to the Stock Purchase Agreement dated as of the date hereof between the parties (the "Stock Purchase Agreement"), Genzyme fails to purchase all or any portion of such Shares required to be purchased by Genzyme at any Closing pursuant to the Stock Purchase Agreement and such failure is continuing thirty (30) days after the receipt by Genzyme of written notice to such effect. The term "Shares" and "Closing" shall be as defined in the Stock Purchase Agreement.

             (b) Genzyme does not actively commence the promotion, marketing and sale of the FocalSeal -Registered Trademark- -L System in accordance with this Agreement within ninety (90) days after the date the FocalSeal -Registered Trademark- -L System receives Regulatory Approval in the United States; provided, that Focal furnishes a notice of termination within thirty
(30) days after the end of such ninety (90) day period; or

             (c) Genzyme fails to satisfy a Tier I Purchase Minimum for three
(3) consecutive calendar quarters or fails to satisfy a Tier II Purchase Minimum for any calendar quarter, and (i) no force majeure condition existed that had a material adverse effect on Genzyme's ability to meet such Purchase Minimums;
(ii) Focal met its supply obligations under this Agreement in all material respects during the affected period and for 60 days immediately prior to such affected period, (iii) no recall or other Regulatory Authority action occurred that had a material adverse effect on Genzyme's ability to meet such Purchase Minimums; (iv) no claim of infringement by a Third Party with respect to any Products had a material adverse effect on Genzyme's ability to meet such Purchase Minimums; (v) Genzyme was able to lawfully sell all of the Systems for use in the Field in the Territory during the affected period and for 90 days immediately prior to such affected period; or (vi) Genzyme has not cured the failure in accordance with, and to the extent permitted by, Section 6.4 of this Agreement; and, provided further, that Focal furnishes a notice of termination prior to the later of (x) sixty (60) days after such failure occurs, or (ii) sixty (60) days after Genzyme's failure to successfully cure a Purchase Minimum deficiency after giving notice of its intent to do so under Section 6.4 of this Agreement.

         11.6 TERMINATION BY FOCAL AND GENZYME. Focal and Genzyme may elect at any time to terminate this Agreement upon mutual written agreement.

                                   ARTICLE 12

                 RIGHTS AND DUTIES UPON TERMINATION OR EXPIRATION

         12.1 MONIES PAID OR DUE. Upon the termination of this Agreement prior to its expiration under Article 11 of this Agreement, Focal shall have the right to retain all payments received from Genzyme pursuant to this Agreement, and each party shall pay to the other all sums accrued hereunder which are then due.

         12.2 TERMINATION OF DISTRIBUTION RIGHTS. Subject to Section 12.3, upon expiration or termination of this Agreement, Genzyme's rights to market and sell the Systems in the Territory shall immediately terminate. Upon such expiration or termination, all promotional materials related to Systems that contain Genzyme's name shall no longer be used to promote, market and sell the Systems.

         12.3 REMAINING SYSTEMS. Upon expiration or termination of this Agreement, Genzyme shall notify Focal of the amounts of the Systems that Genzyme then has on hand, and Focal, in its sole discretion, with respect to all or any specified portion of such amounts, may, within twenty (20) days after the receipt of such notice, elect (i) to permit Genzyme and its sub-distributors to sell the remaining amounts of the Systems for a period following the expiration or termination of this Agreement not to exceed eighteen (18) months, (ii) to repurchase the Systems from Genzyme at the actual Purchase Price paid by Genzyme for the Systems, or (iii) to do a combination of the foregoing; provided, however, in the event of termination by Genzyme pursuant to Sections 11.3 or 11.4, the foregoing election shall be made by Genzyme. In the event that either party elects the option set forth in clause (i) above, Focal and Genzyme shall cooperate to market and sell the Systems, and Focal shall have no obligation to accept from Genzyme the amounts of the Systems that Genzyme has on hand at the end of the post-termination sale period.

         12.4 TRANSFER OF APPROVALS AND TRANSITION ASSISTANCE.

             (a) Upon expiration or termination of this Agreement, Genzyme shall take such reasonable steps as shall be required to cause the transfer to Focal (or Focal's designated Affiliate) of any Regulatory Approvals, if any, issued in the name of Genzyme or a Genzyme Affiliate, to the extent permitted by applicable law and to the extent they are transferable pursuant to the terms thereof. Any out-of-pocket fees and similar expenses incurred by Genzyme to effect such transfer shall be borne by Focal.

             (b) Upon expiration of this Agreement or termination of this Agreement pursuant to Section 11.3, 11.4 or 11.5 herein, Genzyme shall, at Focal's cost and expense, render commercially reasonable assistance to facilitate the transition to Focal of those promotional, marketing, sales and sales administration activities performed by Genzyme under this Agreement. Genzyme shall undertake to help Focal effect such transition efficiently and quickly, and will provide to Focal, or its designees, such records and information relating to this Agreement that does not constitute Genzyme Proprietary Information; provided that, Genzyme shall permit Focal to retain and use the Genzyme Proprietary Information set forth in Section 4.2(c)(iii) unless such termination is pursuant to a material breach by Focal pursuant to Section 11.3(a), (b) or (c) or 11.4(d) of the Agreement. In addition, Genzyme shall execute and deliver any agreements, notices, assignments and other instruments mutually agree upon by Genzyme and Focal to be necessary to consummate such transition.

         12.5 SURVIVAL OF RIGHTS. Upon expiration or termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except those described in the following Articles:

                  ARTICLE           SURVIVING SECTIONS
                  -------           ------------------
                  Article 6         Section 6.11
                  Article 8         All Sections
                  Article 9         Section 9.3
                  Article 10        All Sections (except Section 10.4)
                  Article 12        All Sections
                  Article 13        All Sections
                  Article 14        All Sections

         In addition, any other provision which by its terms is stated to survive this Agreement, and any other provision required to interpret and enforce the parties' rights and obligations under this Agreement (including without limitation Article 1 Definitions and Article 16 - Miscellaneous), shall survive to the extent required for the full observation and performance of this Agreement by the parties hereto.

         12.6 RIGHTS NOT EXCLUSIVE. All rights to terminate, and rights upon termination, provided to either party in this Agreement are in addition to other remedies in law or equity which may be available to either party, including without limitation, and notwithstanding any other provision of this Agreement, the right of either party to seek the return of any monies paid to the other party under this Agreement.

                                   ARTICLE 13

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

         13.1 AUTHORIZATION. Focal and Genzyme each represents and warrants to the other that (i) it has the legal authority and right to enter into and perform this Agreement, (ii) this Agreement has been duly executed and delivered and is a valid and binding agreement enforceable against such party in accordance with its terms, (iii) no authorization, consent or approval of, or any filing or registration with, any governmental authority or regulatory body (other than as contemplated by this Agreement) or Third Party is required for the execution, delivery and performance of this Agreement by such party, (iv) the execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound, and (v) each Party has not made and will not make any commitments to others in conflict with or in derogation of the rights conferred to the other party under this Agreement.

         13.2 INTELLECTUAL PROPERTY RIGHTS. Focal hereby represents and warrants that, as of the Effective Date, (i) Focal possesses the right, title and interest in or to, or has exclusive licence rights to (with the right to sublicense) the Focal Patent Rights and the Technology, (ii) the Focal Patent Rights and the Technology are free and clear of any lien or other encumbrance that would interfere with the rights granted to Genzyme pursuant to this Agreement or interfere with the promotion, marketing and sale of the Systems in the Territory, and (iii) Focal is not aware of any valid patent, trade secret or similar proprietary rights of a Third Party in the Territory that would be infringed or misappropriated by the promotion, distribution or sale of the Systems by Genzyme, or by the use of the Systems by Third Parties that purchase the Systems from Genzyme.

         13.3 COMPLIANCE WITH APPLICABLE LAWS. Focal and Genzyme each covenants to the other that it will comply fully with all laws applicable to it and its activities under this Agreement.

                                   ARTICLE 14

             INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

         14.1 INDEMNIFICATION BY GENZYME. Genzyme shall indemnify, defend and hold harmless Focal and its Affiliates, employees, officers and directors, and each of their respective successors and assigns (each, a "Focal Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in Section
14.5 (collectively, a "Liability"), which the Focal Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with a claim by a Third Party relating to (a) the breach by Genzyme of any covenant, representation or warranty contained in this Agreement, (b) any negligent or willful act or omission by Genzyme in connection with Genzyme's manufacture, promotion, marketing, distribution or sale of the Systems, or (c) interactions and communications by Genzyme with governmental authorities in connection with such promotion and advertising.

         14.2 INDEMNIFICATION BY FOCAL. Focal shall indemnify, defend and hold harmless Genzyme and its Affiliates, employees, officers and directors, and each of their respective successors and assigns (each, a "Genzyme Indemnified Party") from and against any and all Liability, which the Genzyme Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with a claim by a Third Party relating to (i) the breach by Focal of any covenant, representation or warranty contained in this Agreement, (ii) the development, manufacture, promotion or marketing of the Systems or any other activity conducted by Focal under this Agreement which is or is alleged to be the proximate cause of injury, death or property damage to a Third Party, (iii) any negligent or willful act or omission by Focal in connection with the promotion and advertising of the Systems, or (iv) interactions and communications by Focal with governmental authorities in connection with such promotion and advertising.

         14.3 CONDITIONS TO INDEMNIFICATION. The obligations of the indemnifying party under Sections 14.1 and 14.2 are conditioned upon the delivery of written notice to the indemnifying party of any potential Liability promptly after the Indemnified Party receives written notice of such potential Liability. The indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the Indemnified Party such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the Indemnified Party, the Indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, provided, that such waiver shall constitute a waiver of any indemnification rights such Indemnified Party may assert at law or in equity against the indemnifying party. If the indemnifying party defends the suit or claim, the Indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

         14.4 SETTLEMENTS. Neither party may settle a claim or action related to a Liability without the consent of the other party, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction. Any payment made by a party to settle any such claim or action shall be at its own cost and expense.

         14.5 LIMITATION OF LIABILITY. FOCAL AND GENZYME AGREE THAT NO PARTY SHALL BE LIABLE TO ANOTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THE PRODUCTS OR UNDER THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH RECOVERY.

         14.6 INSURANCE.

             (a) Genzyme and Focal shall each maintain at their own cost product liability, comprehensive general liability, property and transit insurance coverage in amounts reasonably determined by the Collaboration Committee from time to time from a reputable insurance carrier (or by means of self-insurance if approved by the Collaboration Committee). The insurance obtained by each party shall (a) name the other party (including their respective officers, directors, employees, Affiliates, agents, successors and assigns) as additional insureds with respect to matters arising from this Agreement, and (b) provide that underwriters and insurance companies of the insured may not have any right of subrogation against the other party (including its respective officers, directors, employees, servants, Affiliates, agents, successors and assigns), except in the event a claim results from Genzyme or Focal's respective gross negligence or willful misconduct.

             (b) Upon reasonable advance request, each Party shall furnish the other Party with one or more certificates from a reputable insurance carrier showing all insurance obtained in accordance with this Section. The certificates shall include the following statement: "The insurance certified hereunder is applicable to all contracts between [Focal] [Genzyme] and the Insured. This insurance may be canceled or altered only after ten (10) days' written notice to [Genzyme] [Focal] and the Insured."

             (c) The Collaboration Committee shall review the adequacy of the insurance described above on an annual basis and the Collaboration Committee shall have the authority to reasonably direct the modification of such insurance.

                                   ARTICLE 15

                              IMPROVEMENT PRODUCTS

         15.1 IMPROVEMENT PRODUCTS. Any Improvement Products developed by Focal shall be subject to the terms and conditions of this Agreement, including without limitation, the authority of the Collaboration Committee. To the extent the promotion, marketing and sale of Improvement Products is inconsistent with the specific terms and conditions of this Agreement or the overall scheme of the arrangement contemplated by this Agreement, the parties agree to modify and conform this Agreement on terms and conditions mutually acceptable to the parties. If the Collaboration Committee is unable to reach agreement on any matter related to the integration of Improvement Products into this Agreement, such dispute shall be resolved in accordance with Section 16.5 of this Agreement.

                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1 FORCE MAJEURE; OTHER EVENTS.

             (a) If the performance (other than payment obligations) of any part of this Agreement by either party is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, including acts of God, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, war, armed hostilities, riots and transportation delays directly resulting from a broadly based industry-wide strike or work stoppage, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

             (b) For purposes of Section 11.4(d) of this Agreement, a "PERFORMANCE SUSPENSION EVENT" shall be deemed to have occurred if, on or before April 30, 2001, a Third Party has made or filed with a court or arbitrator a written request (a "SUSPENSION REQUEST") seeking to prohibit, restrain or enjoin the performance by the Company or Genzyme of their respective obligations under this Agreement which Suspension Request is based upon or arises out of a claim which, if substantiated, would constitute a breach by Focal of its representations and warranties set forth in clause (iv) or clause (v) of Section
13.1 of this Agreement and (i) on or before April 30, 2001, such court or arbitrator has granted an award, order, injunction or decision enforcing such Suspension Request and such award, order, injunction or decision continues to be in effect and is binding upon the parties on April 30, 2001; or (ii) as of April 30, 2001, such Suspension Request has been pending for a period of not less than one hundred thirty-five (135) days and has not been denied or dismissed with prejudice, or (iii) as of April 30, 2001, such Suspension Request has been pending for a period of less than one hundred thirty-five (135) days and a court or arbitrator subsequently grants an award, order, injunction or decision enforcing such Suspension Request.

         16.2 GOVERNING LAW. This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

         16.3 GOVERNMENTAL APPROVALS AND MODIFICATION BY LEGISLATION.

             (a) In addition to the obligations of the parties as set forth in
Section 7.1, the parties acknowledge that the approval of some portions of this Agreement may be required by other governmental authorities or agencies. If such approval is required, the parties will use their best efforts to obtain such approval. If such approval is denied, the parties, in good faith, shall review those portions of the Agreement that have not been approved, shall modify such portions of the Agreement as may be reasonably appropriate to meet the objections consistent with the business interests of the parties, and shall otherwise take all steps that may be reasonably required to continue the distribution of the Systems as contemplated by this Agreement.

             (b) If, at any time during the term of this Agreement, any provision, term, condition or object of this Agreement is in conflict with any law, statute, court judgment or regulation, including applicable anti-trust laws, of any country in the Territory, the parties will use their best efforts to modify the applicable provision in a manner that is in conformity with such law, statute, court judgment or regulation, and appropriate modifications to this Agreement shall be made by the parties to avoid such conflict and to ensure lawful performance of this Agreement.

         16.4 INJUNCTIVE RELIEF. The parties acknowledge that damages at law may be an inadequate remedy for the breach of any of the duties and obligations of the parties contained in this Agreement; accordingly, to the extent permitted under, and in accordance with, Section 16.5(d), each party shall be entitled, without the need of establishing actual damages, to such injunctive relief as may be necessary to prevent, or to enjoin the continuation of, any such breach.

         16.5 DISPUTE RESOLUTION.

             (a) Any matter or dispute that cannot be resolved by the required vote of the Collaboration Committee, and any other dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity of this Agreement, shall be submitted in the first instance to the most senior officer of the Focal and Genzyme business unit responsible for the performance of each party's obligations under this Agreement.

             (b) If the matter or dispute cannot be resolved by the senior officers of the relevant business units pursuant to Section 16.5(a) within twenty (20) days after submission, either party may submit such matter or dispute to the Chief Executive Officer of Focal and the Chief Executive Officer of Genzyme.

             (c) If the matter or dispute cannot be resolved by the individuals designated in Section 16.5(b) within thirty (30) days after such submission, either party may initiate an Alternative Dispute Resolution ("ADR") proceeding in accordance with the procedures set forth in EXHIBIT E attached hereto.

             (d) The arbitration decision shall be binding upon the parties. The decision of the arbitrators shall be executory, and the prevailing party may enter such decision in any court having competent jurisdiction. Each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party (including the right to seek and to obtain injunctive relief) solely to enforce the instituting party's arbitration rights or the decision of the arbitrators or to enforce, protect and/or preserve the instituting party's intellectual property rights.

         16.6 SEVERABILITY AND CLAIMS.

             (a) If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement upon sixty (60) days' prior written notice to the other party.

             (b) If any of the material terms or provisions of this Agreement is in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to resolve any inequities.

             (c) If any Third Party threatens or initiates any claim, action, suit, arbitration or proceeding (a "Claim") relating to or arising out of (i) the execution, delivery or performance of this Agreement, (ii) the right by Focal to grant to Genzyme the rights conferred under this Agreement, or (iii) the conflict of the terms of this Agreement with any other agreement, commitment or arrangement to which Focal is bound, Focal shall promptly furnish notice to Genzyme of the existence of the Claim. Focal agrees to vigorously contest any Claim, including without limitation, taking such actions as may be reasonably required under the circumstances to defend against the imposition of any form of injunctive relief that could adversely affect the ability of Focal to perform its obligations under this Agreement pending the final judgement, determination or resolution of such Claim. Focal shall select reputable, appropriately qualified counsel to defend such Claim and shall consult with Genzyme and give due consideration to Genzyme's concerns with respect to such decision. Focal shall furnish sufficient information to Genzyme on a periodic basis regarding the status of the Claim so as to enable Genzyme to make a determination as to the likely outcome of such Claim. In addition, Focal shall not settle, compromise, consent to the entry of any judgement or accept any arbitration decision relating to a Claim that could cause the termination, novation or substantial revision of all or any part of this Agreement, or otherwise could materially and adversely affect Genzyme's ability to enjoy the financial benefits of this Agreement, without Genzyme's prior written consent, which consent shall not be unreasonably withheld.

         16.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties relating to the distribution of the Systems. All previous writings and understandings, whether oral or written, heretofore made are expressly merged in and made a part of this Agreement, including without limitation (i) the Confidential Non-Disclosure Agreement, dated January 21, 1999, between the parties, and (ii) the Genzyme letter, dated August 23, 1999, and accepted by Focal on August 25, 1999, setting forth the proposal for this collaboration. The parties acknowledge the existence of a Stock Purchase Agreement and a Registration Rights Agreement, dated the date hereof, relating to the acquisition by

Genzyme of Focal common stock. In the event of any inconsistency between this Agreement and the Stock Purchase Agreement, the Registration Rights Agreement, or any ancillary agreement or document contemplated by this Agreement or the Stock Purchase Agreement, the terms of this Agreement shall govern.

         16.8 AMENDMENT. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this Agreement.

         16.9 NOTICES. Any notice required or permitted under this Agreement be sent by certified mail or courier service, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below:

                  If to Focal:      Focal, Inc.
                                    4 Maguire Road
                                    Lexington, Massachusetts  02173
                                    Attn:  Chief Executive Officer

                                    Telephone:        781-280-7800
                                    Fax:              781-280-7802

                  With a copy to:   Hale and Dorr LLP

                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Attn:  Steven D. Singer

                                    Telephone:        617-526-6000
                                    Fax:              617-526-5000

                  If to Genzyme:    Genzyme Corporation
                                    One Kendall Square
                                    Cambridge, Massachusetts 02139
                                    Attn:  Earl M. Collier, Jr.
                                    President, Genzyme Surgical Products

                                    Telephone:        617-252-7863
                                    Fax:              617-761-8918

                  With a copy to:   Genzyme Corporation
                                    One Kendall Square
                                    Cambridge, Massachusetts  02139
                                    Attn:  Chief Corporate Counsel

                                    Telephone:        617-252-7560
                                    Fax:              617-252-7553

                                    and

                                    Palmer & Dodge
                                    One Beacon Street
                                    Boston, Massachusetts  02108
                                    Attn:  Paul M. Kinsella, Esq.

                                    Telephone:        617-573-0513
                                    Fax:              617-227-4420

or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. A notice will be deemed to have been given as of the date that is five (5) business days after it is deposited in the United States mail or the date it is delivered by a an overnight or same day courier service or, in the case of facsimile transmission, when received.

         16.10 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other party; provided, however, that either Genzyme or Focal may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate in connection with a corporate reorganization, or (ii) to a Third Party in connection with a merger, consolidation or sale of all or substantially all of such party's assets; provided, however, that with respect to clause (i) the Affiliate shall continue to be directly or indirectly owned or controlled by the party assigning this Agreement or by the person who directly or indirectly owns or controls such party ("control" to be defined as set forth in Section 1.1), and, with respect to either clause (i) or clause (ii), such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume in writing all obligations of its assignor under this Agreement.

         16.11 HEADINGS AND REFERENCES. All section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to any article or section shall be deemed and construed as references to an article or section of this Agreement.

         16.12 NO AGENCY. It is understood and agreed that each party shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either party to act as agent for the other. Members of the Collaboration Committee shall remain employees of Genzyme or Focal, as the case may be.

         16.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. A facsimile transmission of the signed Agreement shall be legal and binding on all parties.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this Agreement intending it to be effective and binding as of the date first written above.

                                  FOCAL, INC.

                                  By: /s/ David M. Clapper
                                      -----------------------------------------
                                       Name:    David M. Clapper
                                       Title:   President

                                  GENZYME CORPORATION

                                  By: /s/ Earl M. Collier, Jr.
                                      -----------------------------------------
                                       Name:    Earl M. Collier, Jr.
                                       Title:   Executive Vice President

                                    EXHIBIT A

                                    PRODUCTS

I.       APPLICATORS

         The Sealant product is applied to tissue via a delivery system (depicted in the drawing below) consisting of separate applicators for the primer and sealant solutions.

         Each applicator consists of a disposable syringe, an extension that contains a lumen for material delivery and a flow-through brush to allow dispensing and spreading of the primer or sealant on the tissue surface. The syringe attaches to the extension via a luer-lock hub. The applicators and associated brushes are supplied sterile in a tray and are intended for single use.

         PRIMER APPLICATOR

         -    Single-use, disposable, sterile packaged in procedural kit

         -    Accepts a Focal-specified 5 cc syringe with luer-lock tip

         -    Shaft length is nominal 17 cm from luer hub to tip

         - Distal end has nominal 45[degree] bent tip to facilitate use in thoracic cavity

         -    Non-removable flow-through brush

         -    Atraumatic brush with synthetic bristles

         - Smooth external surfaces which prevent damage to tissue or surgical gloves

         -    Allows comfortable input forces to dispense primer

         -    EtO sterilized

         SEALANT APPLICATOR

         -    Single-use, disposable, sterile packaged in procedural kit

         -    Accepts a custom Focal red 10 cc syringe with luer-lock tip

         -    Shaft length is nominal 17 cm from luer hub to tip

         - Distal end has nominal 45[degree] bent tip to facilitate use in thoracic cavity

         -    Includes removable, positive lock flow-through brush

         -    Atraumatic brush with synthetic bristles

         -    Allows comfortable input forces to dispense sealant

         -    EtO sterilized

II. LAMP MODULES

         -    Customer replaceable, self-aligning Xenon arc lamp

         -    Lamp life of 300 hours

III. LIGHT SOURCES

         - Source of visible light using a self-regulating power supply capable of operating at 110 volts/60 Hz or 220 volts/50 Hz.

         -    Portable (not to exceed 10 kg).

         -    Noise level [less than] TBD dB at TBD meters on all sides.

         - Provides visible light (470-520 nm wavelength range) at 400 milliwatts minimum output bandwidth at factory set duration of 40 seconds.

         -    Maximum delay of 0.1 seconds between pulses.

         -    Surgeon control allows mid-cycle light shut-off.

         -    Customer Replaceable, self-aligning lamp.

         - Target Cost of Goods with overhead: [less than or equal to]$3,258 each (assuming > 300 units/year).

         - Optical/electrical connector is easy to inert and remove, but difficult to inadvertently remove.

         -    The light source is packaged non-sterile.

         -    Passes EN60601 ISO standard for earth ground and leakage current.

IV. LIGHT WANDS

         -    Re-usable; 1 year expected life.

         - Hand-held, ambidextrous grip with finger activation of light switch.

         - Nominal 5 mm diameter x 15 cm shaft length with curved tip (nominal 45[degree]) for access to thoracic cavity.

         - Atraumtic external surfaces to prevent damage to tissue or surgical gloves.

         - Flexible, low friction, cable housing optical fiber(s) and electrical conductors (3.5 m length).

         -    Entire assembly is sealed for submersion in fluids.

         - External surfaces resistant to common cleaning alcohols, disinfecting detergents.

         -    Steam resterilizable for > 300 cycles.

         -    75% Transmission efficiency (minimum).

         -    Passes EN60601 ISO standard for earth ground and leakage current.

PRIMER AND SEALANT

         The Sealant product is delivered as a two-component system (depicted in the drawing below) consisting of a lower viscosity primer and a higher viscosity sealant. The materials are polymerized using a custom visible light source. The materials hydrolyze and are absorbed by the body.

         The sealant system consists of 4 sub-systems:

         -    Primer and Sealant formulations

         -    Separate applicators for applying primer and sealant

         - Light Wand to provide directed light energy to the application site

         -    Light Source

PRIMER AND SEALANT

         The primer and sealant formulations will be shipped and stored frozen as part of a procedural kit with an initial shelf-life of 15 months. It is anticipated that by one year after commercial introduction, the shelf-life can be increase to 24 months. Storage, handling, and/or mixing requirements will be within the capabilities of the hospital staff and infrastructure.

The system will require no more than 10 minutes to prepare for use.

         The primer will be packaged as a 2-component system to yield at least 5 cc in a specified single-use, clear syringe that is compatible with the primer applicator. The liquid component will be frozen in a clear vial. The second component will be lyophilized and frozen in a clear vial. The outer surface of the two primer vials will be sterilized by ETO following placement in a sealed tray.

         The thawed contents of the sealant syringe is ready to use once attached to its applicator. In the sterile field, the thawed contents of the liquid vial will be transferred into the lyophilized vial with the included needle and primer syringe, mixed and drawn back into the syringe for use.

         The sealant will be aseptially filled and packaged to yield at least 8 cc in a light-protected single-use syringe compatible with the sealant applicator. The unfilled sealant syringe will be rendered sterile by ETO.

                                    EXHIBIT B

                             CO-PROMOTION GUIDELINES

         These Co-Promotion Guidelines set forth the policies and protocols that Genzyme Surgical Products, a division of Genzyme Corporation ("GSP") and Focal, Inc. ("Focal") have agreed to implement under the Distribution and Marketing Collaboration Agreement dated as of October 21, 1999 to maximize market penetration of the FocalSeal -Registered Trademark- -L product. These Guidelines are subject to revision or supplement by the Collaboration Committee. To maximize market penetration in an efficient and effective manner, GSP and Focal agree to the following:

         - Overall promotional, marketing and sales strategy and direction will be the responsibility of the Collaboration Committee.

         - GSP will employ a cardiac sales group of at least twenty (20) individuals in the US market that will sell FocalSeal -Registered Trademark- -L product as one of its primary products. Focal will employ a dedicated thoracic promotional group of at least eight
              (8) individuals to co-promote the same product within a reasonable time after System Launch.

         - Each sales/promotional group will be separately managed by their respective organizations and will have separate and specifically assigned hospital accounts for which they are primarily responsible to ensure accountability and to accurately measure performance.

         - GSP, with the approval of the Collaboration Committee, will determine the assignment of hospital accounts to the respective sales/promotional groups. Given the unique strengths of each organization, GSP and Focal agree to assign primary responsibility for major cardiovascular accounts to GSP and major pulmonary accounts to Focal to the extent possible.

         - Focal product specialists shall not be authorized to commit or finalize Product sales. All sales shall be subject to approval and acceptance by GSP. All sales to end-users will be recognized as sales by GSP and, accordingly, will be recorded as revenue by GSP regardless of which organization generated the order.

         - Focal will be responsible for the design and implementation of promotional and sales training. GSP agrees that its sales force will meet or exceed the product knowledge standards as determined by Focal that are necessary to properly sell the Products. Additionally, Focal will provide appropriate training support at national and regional sales meetings, conventions and surgeon training sessions as provided for in the Agreement.

         - To develop a consistent approach to end-users, the sales management of both organizations will implement compatible field organization policies.

         Recognizing the importance of the Product representatives to the market penetration goal, GSP will assist Focal to recruit candidates that have skills, expertise and qualifications that are consistent with existing GSP sales representatives.

         - The Collaboration Committee will on a quarterly basis review the effectiveness and efficiency of all policies and procedures.

                                    EXHIBIT C

                            REUSABLE PRODUCT WARRANTY

         The following sets forth the terms of the Third Party warranty as currently in effect with respect to the Light Sources and Lamp Modules (with capitalized terms having the meanings set forth in that certain Supply Agreement between Focal and ILC):

WARRANTIES AND INDEMNIFICATION

         1.1 WARRANTIES

             (a) Materials, Workmanship. ILC warrants the Light Sources and Replacement Lamp Modules to be free from defective material and workmanship and agrees to promptly remedy any such defect or to promptly (but in no event, in no more than fifteen (15) days) furnish a new part in exchange for any part of any unit of its manufacture which, under normal installation, use, and service discloses such defect, provided the unit is delivered to ILC intact, for examination with all transportation charges prepaid for the following periods:
(a) the duration of the warranty for the Light Sources shall be the lesser of eighteen (18) months after delivery to Focal or twelve (12) months after delivery to end users of the Light Sources; (b) the duration of the warranty for the Replacement Light Module shall be as stated in the Specifications. In the event the returned units are defective, ILC shall promptly return the repaired or replaced unit to Focal or Focal's designee, at ILC's expense. ILC shall not be obligated to pay the expenses of transporting the Light Sources or Replacement Lamp Modules to ILC. Notwithstanding the foregoing, the warranty in this Section 5.1.1 does not extend to any Light Source or Replacement Lamp Module (i) which has been subjected to misuse, neglect, accident, incorrect wiring not installed by ILC, improper installation, or to use in violation of instructions furnished in writing by ILC with the Light Source customer documentation, (ii) which has been repaired or altered other than by ILC, (iii) the serial number of which has been removed, defaced or changed, or (iv) which has been used with accessories not manufactured or recommended by ILC or Focal.

         1.2 OTHER WARRANTIES. ILC further covenants, represents and warrants to Focal that (i) all Light Sources old by ILC to Focal hereunder will comply in all material respects with the Specifications, conform with the information shown on the Q.A. Data Sheet provided for the particular shipment and not contain any Latent Defects; (ii) all of the Light Sources sold hereunder shall have been manufactured, package, stored and shipped in conformance with all applicable current Good Manufacturing Practices which are in force or hereinafter adopted by the FDA or any other analogous foreign government agency with jurisdiction over the Light Sources; (iii) title to all Light Sources sold hereunder shall pass to Focal as provided herein free and clear of any security interest, lien, or other encumbrance; (iv) ILC has not previously granted and will not grant any rights to use and sell the Light Sources to any third party, which rights are inconsistent with the rights granted to Focal herein; and (v) neither the manufacture, use nor sale of the Light Sources will infringe any United States patent, trademark, or other intellectual property right or misappropriate any trade secret of any third party in the U.S., or to ILC's knowledge as of the Effective Date, infringe any patent, trademark or other intellectual property right or misappropriated any trade secret of any third party outside the U.S.

         1.3 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, ILC MAKES NO REPRESENTATION OR WARRANTY AS TO THE LIGHT SOURCES, AND ILC HEREBY

EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, OR WARRANTIES ARISING OUT OF COURSE OF DEALING OR INDUSTRY PRACTICE.

         1.4 LIMITATION OF LIABILITY. THE FEES RECEIVED BY ILC UNDER THIS AGREEMENT DO NOT INCLUDE ANY ASSUMPTION BY ILC OF ANY RISK OF FOCAL OR ANY OTHER PERSON OR ENTITY, OF ANY CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, ANY LOSS OF PROFITS, OR OTHERWISE. ACCORDINGLY, ILC SHALL NOT BE LIABLE TO FOCAL FOR ANY LOSS OF USE, DATA OR PROFITS, BUSINESS INTERRUPTION OR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR RELIANCE DAMAGES HOWEVER CAUSED IN ANY WAY OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                    EXHIBIT D

                              Annual Sales Forecast

                                 SALES FORECAST
                      JANUARY 1, 2000 TO DECEMBER 31, 2000

        The table set forth below contains the Annual Sales Forecast for calendar year 2000 as referenced in Section 6.3(a) of this Agreement.

         This Annual Sales Forecast is stated in units of Products, and assumes the Product Launch for the FocalSeal -Registered Trademark- -L System will take place on or before April 1, 2000. If the Product Launch takes place before April 1, 2000, the Annual Sales Forecast shall remain as stated. If the Product Launch takes place after April 1, 2000, the Annual Sales Forecast shall be adjusted as follows: (i) if the Product Launch occurs on or before the 15th day of the month, then such month shall be deemed to constitute "April 2000" under the Annual Sales Forecast and the Annual Sales Forecast for each succeeding month shall apply in accordance with the table, and (ii) if the Product Launch occurs after the 15th day of the month, then the next month shall be deemed to constitute "April 2000" under the Annual Sales Forecast and the Annual Sales Forecast for each succeeding month shall apply in accordance with the table.

         For the purpose of calculating the Purchase Minimums for which Genzyme is responsible in 2000 under Section 6.4, the units of Products set forth below in the Table shall be reduced by [**]. For example, if during the 2nd quarter of 2000, the Tier 1 Purchase Minimum, as defined under Section 6.4(a) is [**] units (forecast of [**] Sealant units x [**] x [**]) and the Genzyme sales representatives generated orders totaling [**] units during the 2nd quarter, an additional [**] units would be required to be purchased by Genzyme.

                        1ST QUARTER             2ND QUARTER             3RD QUARTER          4TH QUARTER
                    -------------------   --------------------    --------------------    -------------------
                    JAN.   FEB.    MAR.   APRIL   MAY     JUNE    JULY    AUG.    SEPT.   OCT.   NOV.    DEC.
                    ----   ----    ----   -----   ---     ----    ----    ----    -----   ----   ----    ----
   SEALANT KITS     [**]   [**]    [**]   [**]    [**]    [**]    [**]    [**]    [**]    [**]   [**]    [**]
 APPLICATOR KITS    [**]   [**]    [**]   [**]    [**]    [**]    [**]    [**]    [**]    [**]   [**]    [**]
LIGHT SOURCES (A)   [**]   [**]    [**]   [**]    [**]    [**]    [**]    [**]    [**]    [**]   [**]    [**]
   LIGHT WANDS      [**]   [**]    [**]   [**]    [**]    [**]    [**]    [**]    [**]    [**]   [**]    [**]
 LAMP MODULES (B)   [**]   [**]    [**]   [**]    [**]    [**]    [**]    [**]    [**]    [**]   [**]    [**]

(a) The lead time for ordering Light Sources is currently 4+ months.

(b) It is recommended that one spare Lamp Module be purchased with each Light Source.

                                    EXHIBIT E

                                 ADR PROCEDURES

         1. To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues subject to ADR pursuant to
Section 16.5 to be resolved within the same ADR.

         2. Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral party to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral party within such period, a Party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral party pursuant to the following procedures:

             (a) The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director or shareholder of a Party or any of their Affiliates.

             (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

             (c) Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

             (d) If the Parties collectively have identified fewer than three
(3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral party the candidate for whom Focal on the one hand, and Genzyme on the other hand, have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral party the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subsection 2(a)-(d) shall be repeated.

         3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral party shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral party shall designate a location other than the principal place of business of either Party or any of their Affiliates.

         4. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral party:

             (a) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral party;

             (b) a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

             (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

             (d) a brief in support of such Party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         5. Consistent with subsections 4(a)-(d), the neutral party shall establish the rules for and resolve any disputes concerning, any discovery to be conducted prior to the ADR hearing, including but not limited to depositions, interrogatories, requests for admissions, or production of documents.

         6. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

             (a) Each Party shall be entitled to five (5) hours of hearing time to present its case. The neutral party shall determine whether each Party has had the five (5) hours to which it is entitled.

             (b) Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony (unless a witness affiliated with a party has been called by the other party in that party's case, in which event the party with which the witness is affiliated may examine the witness either immediately after the direct examination or as part of that party's case), and cross-examination time shall be charged against the party conducting the cross-examination.

             (c) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

             (d) Settlement negotiations, including any statements made therein, shall not be admitted or referenced to in the ADR hearing under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral party shall have sole discretion regarding the admissibility of any evidence.

         7. Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral party a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         8. The neutral party shall rule on each disputed issue within fourteen
(14) days following completion of the hearing. In making his/her ruling, the neutral party shall apply the governing law provisions of the Agreement. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The neutral party may, but need not, issue a written opinion or otherwise explain the basis of the ruling.

         9. The neutral party shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all reasonable expert witness fees and expenses), the fees and expenses of a court reporter, if any, and any expenses for a hearing room, shall be paid as follows:

             (a) If the neutral party rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

             (b) If the neutral party rules in favor of one Party on some issues and the other Party on other issues, the neutral party shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral party shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

         10. The rulings of the neutral party and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

         11. Except as provided in subsection (i) or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings and any written opinion of the neutral party shall be deemed Confidential Information. The neutral party shall have the authority to impose sanctions for unauthorized disclosure of Proprietary Information.

         12. No ADR proceeding between the Parties shall include, by consolidation, joint or otherwise, any third party, without the consent of both Parties.